UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________

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☐	Soliciting Material Pursuant to §240.14a-12
MIRION TECHNOLOGIES, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW YORK STOCK EXCHANGE
MIRION
TECHNOLOGIES
MIR
LISTED
NYSE

# 2022 PROXY STATEMENT
## AND ANNUAL MEETING OF STOCKHOLDERS

MIRION TECHNOLOGIES

1218 Menlo Drive
Atlanta, GA 30318
Telephone: (770) 432-2744

April 20, 2022

Annual Meeting of Stockholders — June 15, 2022
Dear Fellow Stockholders:
We are pleased to invite you to join us for Mirion’s first ever Annual Shareholders’ Meeting. The meeting is scheduled to take place virtually on Wednesday, June 15, 2022 at 10:00 a.m. (Eastern Time), via live webcast at www.virtualshareholdermeeting.com/MIR2022.

Fiscal 2021 was a historic year for Mirion as we completed the long-anticipated process of becoming a public company. Our teams worked diligently to make this a reality and we have enjoyed getting back to our core mission.

We thank you all for your investment in Mirion and your continued support as we look to build off our strong demand momentum from 2021.

Our revenue for fiscal 2021 was $668 million, and adjusted revenue was $683 million(1). Net loss was $23 million for the successor period from October 20, 2021 through December 31, 2021 and $205 million for the predecessor periods from January 1, 2021 through October 19, 2021. Our adjusted EBITDA for fiscal 2021 was $165 million(1). At the close of fiscal 2021, our order backlog stood at a healthy $748 million, pointing to continued engagement across our business. Our prospects are a clear testament to the hard work and effort put in by our Mirion teammates across the globe and the strong relationships that we maintain with our customers.

Mirion boasts a diversified product portfolio and holds a defensible position as the market leader in 14 of the 17 major product categories that we serve. We believe that the company has a clear strategy for growth and is well positioned going forward. We are focused on delivering commercial and pricing excellence in all facets of our business and have identified a series of meaningful cost savings initiatives, several of which are currently underway.

We believe that the future holds great things for Mirion, our business partners and our customers. Our teams stand committed to executing on our company’s mission of utilizing our unrivaled knowledge of ionizing radiation to protect people, communities and the environment for the greater good of humanity. Our products and services enable the implementation of lifesaving medical procedures and diagnostics, the safe production of carbon-free nuclear power and the protection of the men and women serving on the front lines in the armed forces and national defense ministries.

On behalf of Mirion’s 2,600+ employees and our Board of Directors, we thank you again for your continued support and investment in Mirion. Your vote is very important to our company, and we want to encourage you to please cast your vote on the important items that are up for consideration ahead of our first ever Annual Shareholders’ Meeting. Voting instructions and items on the ballot are listed in the accompanying proxy statement.

Respectfully,

Thomas D. Logan                    Lawrence D. Kingsley
Chief Executive Officer                Chairman of the Board

_______________________________
(1)	Further information regarding non-GAAP metrics and reconciliations to the nearest GAAP measures are set forth in Appendix A to this proxy statement.

1218 Menlo Drive
Atlanta, GA 30318
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Wednesday, June 15, 2022
10:00 a.m. Eastern Time
Notice is hereby given that the 2022 annual meeting of stockholders (the “Annual Meeting”) of Mirion Technologies, Inc., a Delaware corporation (the “Company,” “Mirion” or “we”), will be held on June 15, 2022 at 10:00 a.m. (Eastern Time), via live webcast at www.virtualshareholdermeeting.com/MIR2022. The principal business of the Annual Meeting will be to:
1.Elect directors for a one-year term;
2.Ratify the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
4.Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
5.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on April 18, 2022. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. To facilitate voting, Internet and telephone voting are available. The instructions for voting are on the proxy card. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.
In light of the continuing COVID-19 pandemic (referred to as “COVID” or “pandemic”), the 2022 Annual Meeting will be virtual. You may attend the Annual Meeting and vote your shares electronically during the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/MIR2022. You will need the 16-digit control number that is printed on your proxy card, voter instruction form or notice of internet availability of proxy materials, to enter the Annual Meeting. Mirion recommends that you log in 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.
Your vote is important. Please act as soon as possible to vote your shares.

By Order of the Board of Directors,
Emmanuelle Lee Executive Vice President, Secretary and General Counsel
Atlanta, GA
April 20, 2022
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 15, 2022:
The Notice of Annual Meeting, Proxy Statement and our
2021 Annual Report to Stockholders are available electronically at
www.proxyvote.com

Proxy Summary
PROXY SUMMARY
This Proxy Summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.
We are providing you with these proxy materials because the Board of Directors of Mirion Technologies, Inc. (the “Board”) is soliciting your proxy to vote at Mirion’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 15, 2022 at 10:00 a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MIR2022.com where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2022 Annual Report, are first being distributed and made available on or April 20, 2022.

As used in this Proxy Statement, references to “we,” “us,” “our,” “Mirion” and the “Company” refer to Mirion Technologies, Inc. and its subsidiaries. Our fiscal year end is on December 31 and our year ended December 31, 2021 is referred to herein as “fiscal 2021“ or “FY2021“. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information. The following description is only a summary.
Meeting Details

Time and Date:	June 15, 2022 at 10:00 a.m. Eastern Time
Place:	Virtual Meeting (via live webcast at www.virtualshareholdermeeting.com/MIR2022)
Record Date:	April 18, 2022
Voting:	Stockholders of Mirion as of the record date are entitled to vote. Each share of Mirion Class A and Class B common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting. Stockholders will vote together as a single class.

PROXY STATEMENT	1

Proxy Summary
Meeting Agenda

No.	Proposal	Board Voting Recommendation	Page
1	Election of Directors Elect nine directors to our Board of Directors, each for a term of one year expiring at the 2023 annual meeting of stockholders and until such director's successor has been duly elected and qualified;	FOR (each nominee)	8
2	Independent Auditor Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;	FOR	49
3	Say-on-Pay Approve, on an advisory basis, the 2021 compensation of our named executive officers as disclosed in the accompanying proxy statement; and	FOR	52
4	Frequency of Say-on-Pay Approve, on an advisory basis, the frequency (i.e., every one, two or three years) of future advisory votes to approve the compensation of our named executive officers.	ONE YEAR	53

PROXY STATEMENT	2

Questions and Answers
QUESTIONS AND ANSWERS
Why am I receiving these materials?
The Board of Directors of Mirion Technologies, Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2022 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting.
The Annual Meeting will occur on June 15, 2022 at 10:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/MIR2022.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. We are first making these materials available to you on the Internet on or about April 20, 2022.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following numbered proposals, and otherwise to transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof:
1.Election of Directors: To elect Lawrence D. Kingsley, Thomas D. Logan, Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, John W. Kuo, Jody A. Markopoulos, Jyothsna (Jo) Natauri and Christopher Warren as directors for one-year terms;
2.Independent Director: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.Say-on-Pay: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement; and
4.Frequency of Say-on-Pay: To approve, on an advisory basis, the frequency (i.e., every one, two or three years) of future advisory votes to approve the compensation of our named executive officers.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote FOR each of proposals 1, 2, and 3, and ONE YEAR for proposal 4.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 18, 2022 , the record date, may vote at the Annual Meeting. As of the record date, there were 199,533,232 shares of our Class A common stock and 8,560,540 shares of our Class B common stock outstanding. Each share of Class A and Class B common stock is entitled to one vote. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. - Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet on your proxy card to transmit your voting instructions and for electronic delivery of information. Have your proxy card in

PROXY STATEMENT	3

Questions and Answers
hand when you access the website and follow the instructions to obtain your record(s) and to create an electronic voting instruction form. Vote by 11:59 P.M. Eastern Time on Tuesday, June 14, 2022 for shares held directly.
•By Telephone. You may vote by proxy by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on Tuesday, June 14, 2022 for shares held directly.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•During the Annual Meeting. All stockholders as of the close of business on the Record Date can vote at the Annual Meeting via the Annual Meeting website. There will not be a physical meeting location. Any stockholder of record as of the Record Date can attend the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/MIR2022 and vote during the meeting. The Annual Meeting starts at 10 a.m., Eastern Time. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m., Eastern Time. Please have your 16-digit control number to join the Annual Meeting webcast. Instructions on who can attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MIR2022.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, June 14, 2022.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet before the Annual Meeting. You may vote by proxy via the Internet at www.proxyvote.com up until 11:59 p.m Eastern Time Tuesday, June 14, 2022. Follow the directions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling 1-800-690-6903 up until 11:59 p.m Eastern Time Tuesday, June 14, 2022. Have the voting instruction form provided to you by your broker, bank or other nominee in hand when you call and follow the directions.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•Virtually during the Annual Meeting. In order to vote during the Annual Meeting you must go to www.virtualshareholdermeeting.com/MIR2022 and enter the 16-digit control number found in the Proxy Materials. If you decide to attend the Annual Meeting, you will be able to vote using the link above, even if you have previously voted by Internet, Telephone or Mail.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Mirion common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Lawrence D. Kingsley or Emmanuelle Lee to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

PROXY STATEMENT	4

Questions and Answers
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. You can attend the Annual Meeting and vote your shares in person online during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIR2022. You will need the 16-digit control number that is printed on your proxy card to enter the Annual Meeting. If you are a beneficial owner and do not have your 16-digit control number, contact your banker, broker or other nominee. Please note that you will not be able to physically attend the Annual Meeting in person but may attend the Annual Meeting in person online.
Will I be able to ask questions at the Annual Meeting?
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our directors and members of our management team will join the virtual meeting and be available for questions, and we are committed to answering all relevant questions we receive during the meeting. Stockholders may submit questions during the meeting through the virtual meeting platform at www.virtualshareholdermeeting.com/MIR2022 and enter the 16-digit control number found in their Proxy Materials. We will address questions after the voting is completed and the meeting is adjourned in order to minimize the potential impact of technical glitches on the proposals being voted upon. We will answer as many questions during the meeting as time permits, but if there are any questions that cannot be addressed due to time constraints or for any other reason (e.g., compliance with Regulation FD), we will post answers to such questions on our website following the meeting, when permissible. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Plurality of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
Say-on-Pay	Majority of votes cast	Yes
Frequency of Say-on-Pay	Majority of votes cast	Yes
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, or NYSE, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to

PROXY STATEMENT	5

Questions and Answers
mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain Mirion's Form 10-K and other financial information?
Stockholders can access our 2021 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.ir.mirion.com under the caption "sec-filings." Alternatively, stockholders can request without charge a paper copy of the Annual Report (excluding exhibits) by writing to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Corporate Secretary.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as householding. To the extent we have done so, we have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2021 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.
If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2021 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact our Investor Relations department at ir@mirion.com. Stockholders sharing an address who are receiving multiple copies of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials may request to receive a single copy of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, by contacting our Investor Relations department at ir@mirion.com.
When are stockholder proposals for inclusion in our Proxy Statement for next year's annual meeting due?
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 21, 2023. Proposals should be sent to our Corporate Secretary at 1218 Menlo Drive, Atlanta, GA 30318.

When are other proposals and stockholder nominations for the 2023 Annual Meeting due?

With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding year’s annual meeting of stockholders.
Stockholders wishing to present nominations for director or proposals for consideration at the 2023 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than February 15, 2023 and not earlier than January 16, 2023 in order to be considered. In the event that the date of the 2023 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Company no earlier

PROXY STATEMENT	6

Questions and Answers
than 120 days prior to the 2023 Annual Meeting and no later than the later of 70 days prior to the date of the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting was first made by the Company.
Nominations or proposals should be sent in writing to our Corporate Secretary at 1218 Menlo Drive, Atlanta, GA 30318. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2023 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws is included as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Whom should I contact if I have additional questions?
You can contact our Investor Relations department at ir@mirion.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.ir.mirion.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Investor Relations.

PROXY STATEMENT	7

Non-GAAP Financial Measures
NON-GAAP FINANCIAL MEASURES
In addition to our results determined in accordance with generally accepted accounting principles (“GAAP”), this Proxy Statement includes certain non-GAAP financial measures that we believe are useful in evaluating our operating performance.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the non-GAAP financial measures used in this Proxy Statement to the closest GAAP financial measure is included in Appendix A which is attached to this Proxy Statement.

PROXY STATEMENT	8

Proposal No. 1 - Election of Directors
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that our Board must consist of the number of directors fixed from time to time by resolution of our Board. Our Board currently consists of nine members, each of whom has served since October 2021, when we became a public company. Each director holds office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each director must be elected annually by the stockholders and serves for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected.
The table below sets forth information with respect to our directors as of April 20, 2022:

Name	Age	Position
Thomas D. Logan	61	Director, Founder and Chief Executive Officer
Lawrence D. Kingsley	59	Director and Chairman
Jyothsna (Jo) Natauri	44	Director
Christopher Warren	46	Director
Steven W. Etzel(1)(2)	61	Director
Kenneth C. Bockhorst(1)(3)	49	Director
Robert A. Cascella(2)(3)	67	Director
John W. Kuo(2)(3)	58	Director
Jody A. Markopoulos(1)(3)	50	Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating and Corporate Governance committee.
Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the entire Board for re-election. Biographical information for each director and director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a one-year term expiring at the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the re-election of all current directors.
Director Biographies
The following is a brief biographical summary of the experience of our directors and director nominees:
Thomas D. Logan currently serves, and has served, as Mirion’s founding Chairman and Chief Executive Officer since 2005, and he has served as a member of Mirion’s Board of Directors since 2005. Prior to joining Mirion, Mr. Logan served as Chief Executive Officer for Global Dosimetry Solutions, a radiation dosimetry provider, from 2004. Prior to 2004, Mr. Logan served as President of BAF Energy, CFO of E-M Solutions and of BVP, Inc. and prior to that, held various finance leadership positions at Chevron. Mr. Logan has more than 30 years of energy industry experience, as well as extensive experience within the contract manufacturing and consumer products industries. Mr. Logan received a M.B.A. and a B.S. from Cornell University. We believe Mr. Logan’s extensive history with Mirion, as well as his business expertise, qualify him to serve on our Board of Directors.

Lawrence D. Kingsley currently serves as the independent Non-Executive Board Chair of IDEXX Laboratories, Inc., a public company, since November 2019 and as an Advisory Director to Berkshire Partners LLC, an investment company, since May 2016. Mr. Kingsley also currently serves as a Director of Polaris Industries Inc., a public company, since January 2016. Prior to joining IDEXX Laboratories, Inc., Mr. Kingsley served as Chairman of Pall Corporation from

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Proposal No. 1 - Election of Directors
October 2013 to August 2015 and as President and Chief Executive Officer of Pall Corporation from October 2011 to August 2015 until Danaher Corporation, a public company, acquired Pall Corporation in August 2015. Before his experience at Pall Corporation, Mr. Kingsley served as the Chief Executive Officer and President of IDEX Corporation, a public company specializing in the development, design and manufacture of fluid and metering technologies, health and science technologies and fire, safety and other diversified products, from March 2005 to August 2011, and the Chief Operating Officer of IDEX Corporation from August 2004 to March 2005. Mr. Kingsley previously served as a Director of Pall Corporation from October 2011 to August 2015, Cooper Industries plc (formerly Cooper Industries Ltd.), a public company, from 2007 to 2012 and IDEX Corporation from 2005 to 2011. He was also a director of Rockwell Automation, Inc. from 2013 to 2021. Mr. Kingsley served in various positions of increasing responsibility at Danaher Corporation, including Corporate Vice President and Group Executive from March 2004 to August 2004, President of Industrial Controls Group from April 2002 to July 2004 and President of Motion Group, Special Purpose Systems from January 2001 to March 2002. Mr. Kingsley also previously held management positions of increasing responsibility at Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley received an undergraduate degree in Industrial Engineering and Management from Clarkson University and an M.B.A. from the College of William and Mary. We believe that Mr. Kingsley’s strong executive leadership and operational skills, in-depth knowledge of and experience in strategic planning, corporate development, and operations analysis and experience serving on other public company boards provide him with the qualifications and skills to serve on our Board of Directors.

Jyothsna (Jo) Natauri is a Partner of Goldman Sachs & Co. LLC and has served as the Global Head of Private Healthcare Investing within Goldman Sachs Asset Management since May 2018. Prior to assuming her current role, Ms. Natauri was an investment banker with Goldman Sachs for 12 years, where she led coverage of large cap companies in healthcare and other industries. She was named managing director in 2008 and partner in 2012. Ms. Natauri has served as a director on the board of Flywire Corporation since November 2020, and also serves on the boards of MyEyeDr, Sita Foundation and Safe Horizon. She previously served on the board of Avantor from November 2018 to May 2021. Ms. Natauri received a B.A. from the University of Virginia in Economics and Biology. We believe that Ms. Natauri’s experience of over 20 years in covering companies and executing transactions provides her with the qualifications and skills to serve on our Board of Directors.

Christopher Warren currently serves, and has served, as a partner at Charterhouse Capital Partners LLP since he joined in 2013. Prior to joining Charterhouse, Mr. Warren served as a partner at ECI Partners, a private equity group, from 2003 to 2013. He also served as Associate at BC Partners, an international investment firm, and as Consultant at COBA, a UK-based strategy consulting firm. Mr. Warren received a Master of Arts in Philosophy, Politics and Economics from Oxford University and an MBA from INSEAD. We believe that Mr. Warren’s extensive business experience provides him with the qualifications and skills to serve on our Board of Directors.

Steven W. Etzel has served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., a company focused on industrial automation and information, from November 2020 to February 2021, and subsequently as Senior Vice President, Finance of Rockwell until his retirement in April 2021. Mr. Etzel joined Rockwell in 1989 and served in various positions, including Vice President and Treasurer from 2007 to 2020 and Vice President, Finance from October 2020 to November 2020. Mr. Etzel received his Bachelor of Science degree in Business Administration from Clarion University of Pennsylvania. Mr. Etzel is a CFA® charterholder. We believe Mr. Etzel’s extensive financial and management experience, including financial reporting, internal controls, investor relations, financial planning and analysis, capital markets financing transactions, mergers and acquisitions and risk management provides him with the qualifications and skills to serve on our Board of Directors.

Kenneth C. Bockhorst currently serves as the Chairman, President and Chief Executive Officer of Badger Meter, Inc., a global provider of industry leading smart water solutions that optimize operations and enhance sustainability across a wide range of customer applications. Mr. Bockhorst joined Badger Meter in October 2017 as Chief Operating Officer, was promoted to President in April 2018, Chief Executive Officer in 2019 and Chairman of the Board in 2020. Prior to Badger Meter, he served six years at Actuant Corporation, a diversified industrial company (now named Enerpac Tool Group), most recently as Executive Vice President of the Energy segment. Prior to Actuant, he held product management and operational leadership roles at IDEX and Eaton. Mr. Bockhorst received an M.B.A. from the University of Wisconsin - Madison and a B.A. from Marian University in Operations Management, Marketing and Human Resources. We believe Mr. Bockhorst's extensive operational experience with diversified industrial companies provides him with the qualifications and skills to serve on our Board of Directors.

Robert A. Cascella effective as of December 31, 2021 retired from the position of Strategic Business Development Leader for Royal Philips, a public Dutch healthcare company and has held this position since May 2020. From April 2015 to April 2020, he served as Executive Vice President and Chief Business Leader of Philips’ Diagnosis and Treatment and Precision Diagnosis businesses. He also served on Philip’s Executive Committee from January 2016 to April 2021. Prior to Philips, Mr. Cascella served at Hologic, Inc., a public medical device and diagnostics company, from February 2003 to December 2013 as its president and later CEO. He has also held senior leadership positions at CFG Capital, NeoVision Corporation and Fischer Imaging Corporation. Mr. Cascella has served as the chair of the board of Neuronetics, Inc. since April 2021, on the board of Metabolon, Inc. since September 2020 and on the board of Celestica Inc. since April 2019, where he has also served as chair of the Compensation Committee since July 2021. He previously served on the board of Tegra Medical and acted as chair of the boards of Dysis Medical and Miranda Medical. Mr. Cascella received a B.A. in

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Proposal No. 1 - Election of Directors
accounting from Fairfield University. We believe Mr. Cascella's extensive medical device and healthcare business experience, as well as his experience serving on other public company boards, provide him with the qualifications and skills to serve on our Board of Directors.

John W. Kuo is the Chief Legal Officer of Visby Medical, a privately-held molecular diagnostic company, and has held such position since September 2021. Previously, he was the Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Charles River Laboratories, a NYSE-listed, Fortune 1000 global contract drug research and development company, from May 2020 to September 2020. Before that, Mr. Kuo was the Senior Vice President, General Counsel and Corporate Secretary of Varian Medical Systems, a NYSE-listed, Fortune 1000 global cancer therapy/radiation therapy company, from July 2005 to May 2020. He also previously served in senior expatriate roles in Europe and Asia in the energy and high technology industries, respectively. Mr. Kuo received his J.D. from the University of California, Berkeley School of Law and his B.A. in Biology & Society from Cornell University. We believe that Mr. Kuo’s over 15 years of experience as an executive in Fortune 1000 life sciences companies, his familiarity with the radiation therapy industry, his global perspective and international market expansion experience, his deep understanding of regulated industries, his management experience in scaling global functions and his expertise in legal and corporate governance matters provide him with the qualifications and skills to serve on our Board of Directors.

Jody A. Markopoulos is currently an independent consultant. Previously, Ms. Markopoulos served as the Chief Operating Officer of Eos Energy Enterprises, Inc., a producer of low-cost battery storage solutions for the electric utility industry from March 2021 to November 2021. Previously, she spent 26 years in multiple operating leadership roles at General Electric and Baker Hughes. She served as the Chief Supply Officer at Baker Hughes, a GE company responsible for supply chain operations, from 2017 to 2018, and then as Chief Transition Officer from 2018 to 2020 responsible for executing the orderly transition from GE. At General Electric, she served as Chief Operations Officer at GE Oil & Gas from 2015 to 2017, President and CEO of GE Intelligent Platforms from 2011 to 2014 and as Vice President of Sourcing at GE Energy from 2005 to 2011. Ms. Markopoulos received a B.S. in Interdisciplinary Engineering and Management from Clarkson University. We believe Ms. Markopoulos’s experience as an operating executive qualifies her to serve as a director on our Board of Directors.

The Board recommends a vote "FOR" the election of Lawrence D. Kingsley, Thomas D. Logan, Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, John W. Kuo, Jody A. Markopoulos, Jyothsna (Jo) Natauri and Christopher Warren.

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Corporate Governance
CORPORATE GOVERNANCE
Board of Directors Leadership Structure
Our business and affairs are organized under the direction of the Board of Directors. Our Board recognizes that our success over the long term requires a robust and balanced governance framework and elected to maintain a separation between the positions of Chairman of the Board and CEO. In addition, because our Chairman is not independent, our Board of Directors adopted new Corporate Governance Guidelines that provide for the position of Lead Independent Director. Currently, Lawrence D. Kingsley is the Chairman of our Board, Thomas D. Logan is our CEO, and our Board of Directors appointed John W. Kuo as our Lead Independent Director.

The primary responsibilities of the Board of Directors are to provide oversight, strategic guidance, counseling and direction to management. The Board of Directors meets on a regular scheduled basis and also as required. Our Board regularly holds separate meetings for independent directors without management present. These meetings are generally held in conjunction with regularly scheduled meetings.

We believe this leadership structure is best for our company and our stockholders at this time. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively. The relatively small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters.

Board Qualifications
Our Board has delegated to our Nominating and Corporate Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Our Nominating and Corporate Governance Committee selects individuals for nomination to our Board based on the following criteria. Nominees for director must:
•Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.
•Have a genuine interest in Mirion and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.
•Have a background that demonstrates an understanding of business and financial affairs.
•Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Mirion and our stockholders.
•Have the ability and be willing to spend the time required to function effectively as a director.
•Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Mirion as a director.
•Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, management, industrial or healthcare sectors, computer software, and other areas relevant to our activities are factors in the selection process. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
In addition, we are a party to a director nomination agreement with certain entities affiliated with Charterhouse and a director nomination agreement with the Sponsor that provide Charterhouse with the right to nominate one director to our Board and the Sponsor to nominate two directors to our Board, subject to certain fallaway provisions. See “Certain Relationships and Related Transactions — Director Nomination Agreements” for more information.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.

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Corporate Governance
Director Nominations
The Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular board qualifications criteria described above. We are committed to diversity and inclusion, and the diverse nature of our Board reflects that commitment. We believe that a variety of experiences and points of view contributes to a more effective decision-making process. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Questions and Answers on Meeting and Voting - When are other proposals and stockholder nominations for the 2023 Annual Meeting due?"

Role of Board in Risk Oversight
Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the monitoring of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for our Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Board Meetings and Committees
The closing of the Business Combination occurred on October 20, 2021 and our Board met two times during 2021. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each committee is governed by a written charter. In 2021, each director attended at least 75% of the meetings of the Board and the committees on which they serve. Each committee charter is posted on our website at http://ir.mirion.com/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

Audit Committee

Our Board’s Audit Committee met one time in 2021. Our Audit Committee consists of Steven W. Etzel, Kenneth C. Bockhorst and Jody A. Markopoulos, with Steven W. Etzel serving as the chair of the committee. Our Board has determined that Steven W. Etzel, Kenneth C. Bockhorst and Jody A. Markopoulos are “independent” as defined under applicable NYSE listing standards, including the standards specific to members of an Audit Committee, and Rule 10A-3 of the Exchange Act, and are financially literate.

Our Board has also determined that Steven W. Etzel qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, our Board considered Steven W. Etzel’s formal education and previous and current experience in financial and accounting roles. Our independent registered public accounting firm and management periodically will meet privately with the Audit Committee.

The Audit Committee is responsible for, among other things:

•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•designing and implementing the internal audit function;

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Corporate Governance
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Board’s Compensation Committee met one time in 2021. Our Compensation Committee consists of Robert A. Cascella, Steven W. Etzel and John W. Kuo, with Robert A. Cascella serving as the chair of the committee. Robert A. Cascella, Steven W. Etzel and John W. Kuo are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that Robert A. Cascella, Steven W. Etzel and John W. Kuo are “independent” as defined under applicable NYSE listing standards, including the standards specific to members of a Compensation Committee.

The Compensation Committee is responsible for, among other things:

•determining, or recommending to our Board for determination, the compensation of our executive officers, including the chief executive officer;
•administering our equity compensation plans;
•overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and
•appointing and overseeing any compensation consultants.

We believe that the composition and functioning of the Compensation Committee meets the requirements for independence under applicable NYSE listing standards.

Nominating and Corporate Governance Committee

Our Board’s Nominating and Corporate Governance Committee met one time in 2021. Our Nominating and Corporate Governance Committee consists of John W. Kuo, Kenneth C. Bockhorst, Robert A. Cascella and Jody A. Markopoulos, with John W. Kuo serving as the chair of the committee. Our Board has determined that each of these individuals is “independent” as defined under applicable SEC rules and NYSE listing standards.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;
•reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•Environmental, Social and Governance ("ESG") oversight; and
•spearheading an evaluation of our Board and its committees.

We believe that the composition and functioning of the Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE listing standards.

The audit, compensation, and Nominating and Corporate Governance Committees each operate under a written charter that satisfies the applicable rules and regulations of NYSE and the SEC.

We have posted the charters of our Board’s audit, compensation and Nominating and Corporate Governance Committees, and we intend to post any amendments thereto that may be adopted from time to time, on our website at https://ir.mirion.com/corporate-governance/governance-documents. Our Board may from time to time establish other committees.

Lead Independent Director

Our independent directors have appointed John W. Kuo as Lead Independent Director. The Lead Independent Director position includes the following responsibilities:

•lead the executive sessions of the independent directors;
•serve as a liaison between the Chair of the Board and/or the CEO and the independent directors,
•review and approve the agendas for the regular meetings of the Board, and
•preside at all meetings of the Board where the Chair is absent.

The Lead Director may be removed or replaced at any time with or without cause by a majority vote of the independent directors then in office.

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Corporate Governance
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Ethics and Business Conduct is available on the investor relations page on our website at https://ir.mirion.com/corporate-governance/governance-documents. We will post any amendments to our Code of Ethics and Business Conduct on the same website.

Governance Documents
We believe that good corporate governance is important to ensure that Mirion is managed for the long-term benefit of our stockholders. Our Nominating and Corporate Governance Committee will periodically review and reassess our Corporate Governance Guidelines and overall governance structure. Complete copies of our current Board committee charters and our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our investor relations website, at https://ir.mirion.com/corporate-governance/governance-documents. We will post any amendments on the same website.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that none of our current directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Mirion and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Party Transactions."
Related-Party Policy
Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our Audit Committee has adopted a formal Related-Party Policy, pursuant to which the Audit Committee reviews all transactions which in which the Company or any of its subsidiaries, was, is, or will be a participant, the amount of which exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. The Audit Committee must approve or ratify any covered related-party transaction for it to be consummated or continue.
The Audit Committee reviews these related-party transactions as they arise and are reported to the Audit Committee. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Mirion and our stockholders.
For more information, please see below "Certain Relationships and Related Party Transactions - Related Party Policy."

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board.

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Corporate Governance
Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

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Director Compensation
DIRECTOR COMPENSATION
As discussed below under "Executive Compensation - Business Highlights", we began trading as a public operating company on the NYSE on October 21, 2021, following the closing of the merger agreement that resulted in the combination of GS Acquisition Holdings Corp II ("GSAH") and Mirion. Prior to the closing of the Business Combination, our directors did not otherwise receive any additional compensation for their service in their capacity as directors except for the grant of profits interests to Mr. Kingsley as set forth above. In connection with the Business Combination, we implemented a new director compensation program (the “Director Compensation Program”). Pursuant to the Director Compensation Program, non-employee directors will receive the following cash compensation, paid quarterly in arrears, for their service as members of the Board and certain sub-committees thereof:

Position	Annual Retainer
Board Service	$76,500
plus (as applicable):
Audit Committee Chair	$10,000
Compensation Committee Chair	$10,000
Nominating/Governance Committee Chair	$10,000
In lieu of cash, non-employee directors may elect to receive full payment of their retainers in shares of our common stock on a quarterly basis. Payment of retainers in a combination of cash and stock is not permitted.
In addition, non-employee directors will receive grants of equity awards under the Incentive Plan. Each year, the Board or Compensation Committee will provide each non-employee director who will continue to serve on the Board with a grant of restricted stock units (“RSUs”) with an approximate grant date fair market value of $93,500. These annual equity awards vest quarterly and will be fully vested on the first anniversary of the grant date, subject to the non-employee director’s continued service on the Board through each such vesting date. A non-employee director who is elected or appointed to the Board at any time other than at the annual stockholder meeting will, at the time of such election or appointment, receive an award of RSUs with a grant date fair market value equal to the product of $93,500 multiplied by a fraction (i) the numerator of which is equal to the number of days between the date of the director’s initial election or appointment to the Board and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the new non-employee director is elected or appointed to the Board, and (ii) the denominator of which is 365.
Each of Jyothsna (Jo) Natauri and Christopher Warren have agreed to waive compensation under the Director Compensation Program. The Director Compensation Program also provides that the Company will reimburse non-employee directors for their ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board meetings, in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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Director Compensation
Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2021, it sets forth a summary of the compensation we paid to each non-employee member of our Board for the period beginning July 1, 2020 and ending December 31, 2021. During the Prior Fiscal Year, the only non-employee director who received compensation was Mr. Kingsley, whose only compensation was the granting of profits interests by GS Sponsor II LLC (" Sponsor"). Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in 2021.

Jyothsna (Jo) Natauri and Christopher Warren receive no compensation in connection with their service as directors and, accordingly, they are omitted from this table. Thomas Logan is our CEO and he receives no compensation for his services as director, his CEO compensation is reported in the Summary Compensation Table below under "Executive Compensation."

Name(1)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Kenneth C. Bockhorst	15,175	60,962	—	76,137
Robert Cascella	17,159	60,962	—	78,121
Steven W. Etzel	17,159	60,962	—	78,121
Lawrence D. Kingsley	15,175	32,526,962 (4)	—	32,542,137
John W. Kuo	17,159	60,962	—	78,121
Jody A. Markopoulos	15,175	60,962	—	76,137
(1) The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2021 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2) The amounts shown in this column relate to the pro rata annual RSU grant made to certain non-employee directors, as further described below under the heading “Director Compensation.” For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718.

(3) As of December 31, 2021, the number of shares underlying outstanding restricted stock units held by each of our non-employee Directors were as follows:

Name	Aggregate Number of Shares Underlying Restricted Stock Units
Kenneth C. Bockhorst	5,817
Robert Cascella	5,817
Steven W. Etzel	5,817
Lawrence D. Kingsley	5,817
John W. Kuo	5,817
Jody A. Markopoulos	5,817
Jyothsna (Jo) Natauri	-
Christopher Warren	-

(4) Value includes the grant date value of a one-time grant of profits interests in the Sponsor, which was approved and granted by the Sponsor in recognition of Mr. Kingsley’s efforts in connection with the Business Combination. As discussed below under “Executive Compensation—Profits Interests,” the Sponsor granted Mr. Kingsley the award of profits interests on June 16, 2021 in connection with the signing of the Business Combination Agreement. The profits interests award provides for service and performance-vesting, with the award only vesting upon the achievement of specified share price conditions. The grant date fair value of the profits interests is based upon a valuation model using Monte Carlo simulations in accordance with ASC Topic 718. Mr. Kingsley also received a pro rata annual RSU grant with a grant date fair value of $60,962, consistent with all other non-employee directors.

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Ownership of Common Stock
OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERSHIP
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 18, 2022 by:
•each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Class A common stock;
•each current executive officer and director of the Company; and
•all executive officers and directors as a group.
The information below is based on an aggregate of 199,533,232 shares of Class A common stock and 8,560,540 shares of Class B common stock issued and outstanding as of April 18, 2022. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days or equity awards that are expected to settle or vest within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them:

Name and Address of Beneficial Owners(1)(2)	Number of Shares of Class A Common Stock	Ownership Percentage of Class A Common Stock (%)	Number of Shares of Class B Common Stock	Ownership Percentage of Class B Common Stock (%)	Ownership Percentage of Common Stock (%)
5% Holders (Other than Directors and Executive Officers)
GS Sponsor II LLC(3)(4)	24,525,000	11.8%	—	—	11.3%
GSAM Holdings LLC(3)(4)	46,750,000	22.5%	—	—	21.6%
GSAH II PIPE Investors Employee LP(5)	17,199,900	8.6%	—	—	8.3%
Alyeska Investment Group, L.P. (6)	14,939,633	7.4%	—	—	7.1%
Charterhouse Parties(7)	24,746,855	12.4%	—	—	11.9%
Directors and Executive Officers
Thomas D. Logan(8)	—	—	4,140,388	48.4	2.0%
Lawrence D. Kingsley(9)	505,817	*	—	—	*
Brian Schopfer(10)	—	—	740,845	8.7	*
Loic Eloy	169,868	*			*
Jyothsna (Jo) Natauri(11)	—	—	—	—	—
Christopher Warren	—	—	—	—	—
Steven W. Etzel (12)	8,428	*	—	—	*
Kenneth C. Bockhorst (12)	8,126	*	—	—	*
Robert A. Cascella (12)	5,817	*	—	—	*
John W. Kuo (12)	8,428	*	—	—	*
Jody A. Markopoulos (12)	8,126	*	—	—	*
All directors and executive officers as a group (11 individuals)	701,122	*	4,881,233	57.0	2.7

*	Less than one percent

PROXY STATEMENT	19

Ownership of Common Stock

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, Georgia 30318.
(2)
The shares of our Class B common stock are paired, one-for-one, with shares of IntermediateCo Class B common stock. Such paired interests may be redeemed by the holder and, at our option, settled by a one-for-one exchange for shares of Class A common stock or a cash amount per share based on an average trailing stock price of Company Class A common stock. See “Certain Relationships and Related Transactions, and Director Independence—IntermediateCo Charter.” The founder shares are subject to certain vesting conditions upon a Founder Share Vesting Event. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder shares will be set aside by the Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares. The founder shares will be forfeited to the Company for no consideration if they fail to vest on or before October 20, 2026.

(3)
GSAM Holdings LLC is the managing member of GS Sponsor II LLC. GSAM Holdings LLC is a wholly owned subsidiary of The Goldman Sachs Group, Inc. In addition to the shares held by GS Sponsor II LLC, GS Acquisition Holdings II Employee Participation LLC (“Participation LLC”) and GS Acquisition Holdings II Employee Participation 2 LLC (“Participation 2 LLC”), each of which is managed by a subsidiary of GSAM Holdings LLC, directly owns 1,325,000 founder shares and 1,400,000 founder shares, respectively. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the shares held by GS Sponsor II LLC, Participation LLC and Participation 2 LLC by virtue of their direct and indirect ownership, as applicable, over GS Sponsor II LLC, Participation LLC and Participation 2 LLC. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. disclaims beneficial ownership of any such shares except to the extent of their respective pecuniary interest therein. Further, each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the shares held by the PIPE Participation LLCs (as defined below) but disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(4)
Interests shown for GS Sponsor II consist of (i) 16,025,000 founder shares and (ii) 8,500,000 shares of Class A common stock underlying the private placement warrants. Interests shown for GSAM Holdings consist of (i) 18,750,000 founder shares, (ii) 8,500,000 shares of Class A common stock underlying the private placement warrants and (iii) 19,500,000 shares of Class A common stock held by the PIPE Participation LLCs.

(5)
Each of GSAH II PIPE Investors Employee LP and NRD PIPE Investors LP (together the “PIPE Participation LLCs”) is a limited partnership controlled by its general partner and its investment manager, both of which are indirect wholly-owned subsidiaries of The Goldman Sachs Group, Inc. See the disclosure regarding Goldman Sachs under "Certain Relationships and Related Transactions, and Director Independence —Related Party Payments” for information concerning certain relationships between Goldman Sachs and Mirion. Each limited partner of the PIPE Participation LLCs (including Jyothsna (Jo) Natauri, a Mirion director, and certain direct or indirect subsidiaries of The Goldman Sachs Groups, Inc.) will have the right to request that the applicable PIPE Participation LLC use its reasonable efforts to sell a portion of the registrable securities held by it under Mirion's registration statement on Form S-1 filed with and declared effective by the SEC on October 27, 2021 and November 2, 2021, respectively. The business address of each of the GS PIPE Participation LLCs is 200 West Street, New York, New York 10282.

(6)
Each of the Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh share voting and dispositive power with regard to shares of Class A common stock of the Company. The business address for each is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601. Interests shown include 7,388,191 shares of Class A common stock issued to Alyeska and its affiliated entities in connection with the PIPE investment, 6,551,442 shares of publicly-traded common stock and 1,000,000 shares of Class A common stock underlying public warrants

(7)
Represents (i) 13,233,013 shares of Class A common stock held by CCP IX LP No. 1; (ii) 11,028,610 shares of Class A common stock held by CCP IX LP No. 2; (iii) 363,920 shares of Class A common stock held by CCP IX Co-investment LP; and (iv) 121,312 shares of Class A common stock held by CCP IX Co-Investment No. 2 LP (together, “CCP IX”). Charterhouse General Partners (IX) Ltd (“CGP IX”) is the general partner of each of the limited partnerships comprising CCP IX. Charterhouse Capital Partners LLP (“CCP”) acts as the investment adviser to CGP IX. CCP’s advice with respect to investment decisions requires the approval of its Investment Committee comprised of 10 members, including the approval of CCP’s Managing Partner, which is currently Lionel Giacomotto. However, it is CGP IX which ultimately makes all investment decisions. As a result, CGP IX may be deemed to have beneficial ownership of the securities held by the limited partnerships comprising CCP IX. CGP IX is managed by a five member board of directors. Each of the CGP IX board members disclaims beneficial ownership of the securities beneficially owned by each of the limited partnerships comprising CCP IX, except to the extent of their pecuniary interest therein, if any. The address for each of the foregoing persons’ principal business office is 6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ.

(8)
Mr. Logan’s shares consist of (i) 1,544,017 shares of Class B common stock held by Mr. Logan; (ii) 865,455 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Mary Hancock Logan GST Exempt Trust; (iii) 865,455 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Alison Paige Logan GST Exempt Trust; and (iv) 865,461 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Thomas Darrell Logan, Jr. GST Exempt Trust. The J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the foregoing trust entities has sole voting and dispositive power over the shares held by such trust entities; Mr. Logan disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Mr. Logan’s shares exclude 3,200,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See "Certain Relationships and Related Transactions, and Director Independence—Profits Interests".

(9)
Mr. Kingsley’s shares include (i) 5,817 shares of Class A common stock issuable pursuant to the vesting and settlement of RSUs held by Mr. Kingsley which are expected to vest and/or settle within 60 days of April 18, 2022; (ii) 350,000 shares of Class A common stock held by the Diane Kingsley Revocable Trust and (iii) 150,000 shares held by the Lawrence D. Kingsley 2015 Family Irrevocable Trust, Mr. Kingsley’s shares exclude 4,200,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See “Certain Relationships and Related Transactions, and Director Independence—Profits Interests"

PROXY STATEMENT	20

Ownership of Common Stock

(10)
Mr. Schopfer’s shares exclude 700,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See "Certain Relationships and Related Transactions, and Director Independence—Profits Interests.”

(11)
Ms. Natauri’s shares exclude 50,000 shares of Class A common stock held by GSAH II PIPE Investors Employee LP for which Ms. Natauri holds investment power. Voting decisions are made for GSAH II PIPE Investors Employee LP by its investment manager, Goldman Sachs & Co. LLC, an affiliate of The Goldman Sachs Group, Inc.

(12)	Includes 5,817 shares of Class A common stock per person issuable pursuant to the vesting and settlement of and/or vesting of RSU's within 60 days of April 18, 2022.

PROXY STATEMENT	21

Ownership of Common Stock
Prohibition on Hedging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
Policy on Stock Pledging
Our Insider Trading Policy only permits pledges of our securities by employees, officers and directors with the written pre-approval of our General Counsel. Under that policy, our General Counsel only approves pledges of our securities by directors and officers in amounts consistent with guidelines approved by the Nominating & Governance Committee of the Board of Directors. As of the record date, there are no outstanding pledges by officers and directors.

PROXY STATEMENT	22

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our Class A common stock with the SEC and the NYSE. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file.
Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2021 .

PROXY STATEMENT	23

Executive Compensation
EXECUTIVE COMPENSATION
Executive Officers
Our Executive Officers

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position
Thomas D. Logan*	61	Director, Founder and Chief Executive Officer
Brian Schopfer	37	Chief Financial Officer
Loic Eloy	45	President, Group President (Industrial)

*Mr. Logan is a member of our Board. See “Proposal No. 1 – Election of Directors” for more information about Mr. Logan.

Brian Schopfer has served as our Chief Financial Officer since 2020. Mr. Schopfer joined Mirion in 2015 and previously served as Mirion’s Executive and Senior Vice President of Business Transformation. In February 2018, Mr. Schopfer left Mirion and joined Omnimax International, a building products company, where he served as Chief Financial Officer of North America until March 2019. Mr. Schopfer rejoined Mirion in March 2019. Prior to joining Mirion, Mr. Schopfer served as Chief Financial Officer for HillPhoenix (part of the Dover Corporation), a commercial refrigeration manufacturer, from 2014 to 2015. Mr. Schopfer also served as the Director of Financial Planning and Analysis for the Dover Corporation, a global manufacturing company, from 2013 to 2014. Mr. Schopfer received a B.S. in Finance and Marketing from the University of Pittsburgh.

Loic Eloy has served as our Industrial Group President since 2022. Mr. Eloy joined Mirion in 2015 and previously served as Vice-President of Mirion’s Detection and Measurement (Health Physics) Division from 2015 to 2019 and President of Mirion’s Radiation Monitoring Systems Division President from 2019 to 2022. Prior to joining Mirion, Mr. Eloy served as Director of Finance and Accounting of Areva from February 2008 to February 2012, and then Commercial Director from February 2012 to January 2015. Prior to 2008, Mr. Eloy held various finance and commercial positions with Siemens. Mr. Eloy received an MBA from the Universidad Panamericana and a Bachelor’s Degree in Finance, Administration, Economics and Marketing from the University of Lyon.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program in fiscal 2021 for our named executive officers (“NEOs”), including philosophy, process, objectives and the elements of the program and the material factors considered in making compensation decisions. Our NEOs for the period from July 1, 2020 through December 31, 2021 are listed in the table below.

Name	Position
Thomas Logan	Chief Executive Officer
Brian Schopfer	Chief Financial Officer
Michael Freed (1)	Chief Operating Officer
(1) Mr. Freed, who served as the Chief Operating Officer of the Company, departed the Company on February 28, 2022 as a result of his position being eliminated.

PROXY STATEMENT	24

Executive Compensation
Compensation Philosophy and Objectives
Through our Compensation Committee we have adopted a Total Rewards Philosophy designed to guide the development of a total compensation package that attracts, motivates and retains high quality executives needed to fulfill our mission. Our goal is to support business priorities deemed essential by our Board of Directors, as well as satisfy the accepted governance standards of impartial external stakeholders. We have designed compensation packages that (i) are competitive with market practice, (ii) reward both organizational and individual performance and (iii) closely align the interests of our NEOs with those of our stockholders by providing a significant portion of our NEOs’ compensation in equity. We use this philosophy as the foundation for evaluating and implementing our executive compensation program, with a heavy emphasis on pay that is variable or at risk depending directly on performance against strategic corporate metrics, in other words, paying for performance.

Our executive compensation program framework since the Business Combination includes a mix of three key compensation elements—(i) base salary, (ii) short-term cash incentive awards and (iii) long-term equity incentive awards. In determining the amount of each compensation element awarded to our NEOs, our Compensation Committee looks at each NEO’s overall compensation package, as well as the amount of each compensation element for the NEO relative to both internal and external pay to determine whether such amounts and the overall mix of elements for the NEO’s role further the principles and objectives of our executive compensation program.

The Compensation Committee will annually review and analyze market trends and adjust the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In structuring and adjusting the executive compensation program, the Compensation Committee places no formal weighting on any one factor. As we continue to mature as a public company, the Compensation Committee will continue to review and evaluate our executive compensation program to ensure it aligns with our compensation philosophy and objectives.
Executive Compensation Best Practices

In executing our compensation program and determining executive compensation, we are guided by the following corporate governance best practices designed to protect the interests of our stockholders. As we transition from a new public company to a more mature public company, we will continue to evaluate our compensation program relative to our third-party developed peers group.

PROXY STATEMENT	25

Executive Compensation

What We Do	What We Don’t Do
☒ Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to achievement of rigorous performance goals

☒ Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term result

☒ Maintain an Independent Compensation Committee and Independent Compensation Committee Advisor. Our Compensation Committee is comprised solely of independent directors and engages its own independent consultant

☒ Share Ownership Guidelines. All NEOs are subject to significant share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold 5x base salary, our CFO is required to hold 3x base salary and the other members of our executive leadership team are required to hold 1x base salary

☒ Clawback. The Board will require reimbursement to the Company of any performance-based award in the event of certain accounting restatements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. Our clawback policy is described in more detail under “Other Compensation Governance Practices – Clawback Policy” below

☒ No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code

☒ No “Single-Trigger” Change in Control Arrangements. We do not provide for “single-trigger” acceleration of compensation or benefits solely upon a change in control

☒ No Excessive Perks. We generally do not provide any excessive perquisites to our NEOs

☒ Do Not Permit Hedging or Pledging. We prohibit directors and employees, including our NEOs, from hedging and pledging our securities

Executive Compensation Process
Role of the Compensation Committee and Management

With respect to the portion of fiscal 2021 that preceded the closing of the Business Combination, our executive compensation program was administered by the Remuneration Committee of the Board of Directors of Mirion Technologies (Topco), Ltd. (the "Remuneration Committee"), which was controlled by our former controlling shareholder, (Charterhouse Capital Partners), with executive compensation reviewed annually and other compensation matters reviewed on an ad hoc basis.

Since the closing of the Business Combination, our executive compensation program has been administered by our Compensation Committee, which is comprised entirely of independent directors. Our Compensation Committee is responsible for establishing, implementing, monitoring and evaluating our executive compensation program. The Compensation Committee reviews and approves the compensation of our NEOs, other than the compensation of our CEO, for which the Compensation Committee makes recommendations to our Board. The Compensation Committee’s responsibilities and authority are described fully in the Compensation Committee’s charter, which is available on our website at www.mirion.com (under the tab “Investors” and under the subtab “Governance —Governance Documents”).

The Compensation Committee also consults with members of our management team, including our CEO, and our chairperson when making compensation decisions. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.

The compensation of our NEOs will be reviewed at least annually by our Compensation Committee and will be informed by the recommendations of our CEO (other than with respect to his own compensation) and our compensation consultant. Our Compensation Committee will then evaluate and determine any recommended compensation adjustments or awards to our NEOs or make recommendations to the Board for final determination.

Role of Compensation Consultant

PROXY STATEMENT	26

Executive Compensation
Following the closing of the Business Combination, the Compensation Committee engaged Willis Towers Watson to be its compensation consultant and assist on matters relating to our executive compensation program pursuant to its authority under the Compensation Committee charter. A representative of Willis Towers Watson attended meetings of the Compensation Committee as requested. Willis Towers Watson reports directly to the Compensation Committee.

The Compensation Committee has evaluated Willis Towers Watson’s independence by considering the requirements mandated by NYSE listing standards and SEC rules and has determined that no conflict of interest exists. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms. Willis Towers Watson has not provided any other services to us and has received no compensation other than with respect to the services described above.

Peer Group

The Compensation Committee, with the guidance of Willis Towers Watson, developed and approved the following compensation peer group in December 2021. The establishment of this peer group is to provide a comparative basis for the compensation of our executive officers to their peer companies in order to set appropriate overall compensation framework.

Peer Group Companies

Allied Motion Technologies Inc.	Bruker Corporation	Proto Labs, Inc.
Array Technologies, Inc.	Coherent, Inc.	Raven Industries, Inc.
Babcock & Wilcox Enterprises, Inc.	Graco, Inc.	Repligen Corporation
Badger Meter, Inc.	MSA Safety Incorporated	Sotera Health Company
Bio-Techne Corporation	Nordson Corporation	Vicor Corporation

Our peer group is designed to reflect both business competitors and competitors for talent. Peers consist of two industries, Industrial and Health Care, at approximately a two-thirds, one-third mix, respectively, commensurate with our revenues from each industry. Peers reflect similarly sized organizations specifically, organizations with between one-third to three times our trailing twelve month revenues at the time of the analysis.

The Compensation Committee references the market data of the peer group as a guide when making decisions. Market data is one element that the Compensation Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, and expected contributions and experience in the role.

The Compensation Committee will review our compensation peer group at least annually and make adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
Analysis of Fiscal 2021 Compensation

Compensation Elements

The 2021 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of restricted stock units (“RSUs”), performance stock units (“PSUs”) and, for Mr. Logan and Mr. Schopfer, Profits Interests. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with our overall compensation philosophy. Each of the above-described compensation elements for our NEOs for fiscal 2021 is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation philosophy and objectives.

Base Salary

The NEOs receive a base salary to compensate them for services rendered and reward them for their performance. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. We believe that a competitive base salary is a necessary element of our executive compensation program and is critical in attracting and retaining executive talent, including our NEOs. Base

PROXY STATEMENT	27

Executive Compensation
salaries for our NEOs are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable internally across our executive team.

Each NEO’s initial base salary was provided in his employment agreement and was reviewed and, if appropriate, adjusted on an annual basis. In December 2021, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by Willis Towers Watson. Consistent with our intended approach to provide compensation competitive with peer group companies and in recognition of their performance, the Compensation Committee approved an increase in the annual base salaries for Messrs. Logan and Schopfer effective as of December 27, 2021. The base salaries for our NEOs both before and after the increase are set forth in the table below. The actual base salaries paid to each NEO for fiscal year 2021 are set forth above in the 2021 Summary Compensation Table in the column entitled “Salary.”

Fiscal 2021 Base Salaries

Name	Base Salary Prior to December 27, 2021 ($)	Base Salary Effective as of December 27, 2021 ($)	Change (%)
Mr. Logan	660,000	700,000	6.1
Mr. Schopfer	396,000	450,000	13.6
Mr. Freed	412,000	412,000	-

Going forward, the Compensation Committee will review the base salaries of our NEOs annually and make adjustments to base salaries as it determines to be necessary or appropriate. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the NEO, and any other circumstances that the Compensation Committee determines are relevant. Due to their salary increases in December 2021, none of the NEOs is eligible for a salary increase during the first quarter of 2022.

Short-Term Incentive Compensation

Fiscal 2021 (July 1, 2020 through June 30, 2021) Short-Term Incentive Program

Prior to the October 20, 2021 Business Combination, we maintained a cash-based annual incentive program for executives, including the NEOs, in which such executives were eligible to receive cash bonuses based on achievement of specified performance goals. Such awards were designed to incentivize the NEOs with a variable level of compensation based on performance measures established by the Remuneration Committee (and, for executives other than Mr. Logan, by Mr. Logan) that were tied to predefined business and personal goals and objectives.

In fiscal year 2021, Messrs. Logan, Schopfer and Freed were eligible to earn annual cash bonuses targeted at 80%, 50% and 50%, respectively, of their base salaries (the "FY'21 Incentive Plan"). Each NEO was eligible to earn his bonus based on the attainment of business unit and personal goals and objectives, set and approved by the Remuneration Committee and Mr. Logan prior to the Business Combination (Mr. Logan’s target bonus was set and approved by the Remuneration Committee alone). Bonus amounts under the FY’21 Incentive Plan bonus pool were determined based on achievement of Adjusted EBITDA goals for each participant’s business unit(s) with an additional modifier based on our Free Cash Flow (determined on a consolidated basis), that may increase or decrease the size of a participant’s award. After calculating awards based on these objective financial metrics, 35% of the award was subject to additional specified personal business objectives determined by Mr. Logan (for NEOs other than Mr. Logan) in consultation with the Remuneration Committee, and for Mr. Logan it was determined by the Remuneration Committee alone.

In September 2021, the Remuneration Committee (which was controlled by our former controlling shareholder, Charterhouse) considered the performance goals set forth above and the overall performance of each of the NEOs during fiscal year 2021 and determined that the total amount of the cash bonuses to be paid to the NEOs with respect to fiscal year 2021 equaled the target amount of their respective FY’21 Incentive Plan opportunity. Accordingly, the Remuneration Committee determined that the actual payments for the NEOs pursuant to the FY’21 Incentive Plan for Messrs. Logan, Schopfer and Freed were $511,410, $177,613 and $199,425, respectively.

Stub 2021 Short-Term Incentive Program

In anticipation of transitioning to a calendar year reporting company beginning in 2022, we adopted a six-month short-term incentive program effective from July 1, 2021 through December 31, 2021 (the “Stub 2021 Incentive Plan”), intended to provide cash incentive compensation opportunities to our officers (including the NEOs) and employees in the interim period beginning after the end of the FY’21 Incentive Plan performance period and before the 2022 STIP (as discussed further below) went into effect. Under the Stub 2021 Incentive Plan, Messrs. Logan, Schopfer and Freed were eligible to

PROXY STATEMENT	28

Executive Compensation
earn annual cash bonuses targeted at 80%, 50% and 50%, respectively, of their base salaries. Bonus amounts under the Stub 2021 Incentive Plan were determined based on achievement of Adjusted EBITDA goals on an enterprise-wide basis, with a target Adjusted EBITDA of $81,305,000.

The Compensation Committee reviewed the performance with respect to the performance goals set forth above and determined that the Adjusted EBITDA, on a consolidated basis, was achieved at $76,612,000 or 94.2% of target. Accordingly, the Compensation Committee determined that the actual payments for the NEOs pursuant to the Stub 2021 Incentive Plan for Messrs. Logan, Schopfer and Freed were $174,736, $71,038 and $72,300, respectively.

Executive STIP for 2022

On December 27, 2021, the Compensation Committee adopted and approved the terms of the Company’s executive short-term incentive compensation program (the “STIP”) for 2022, which will govern the terms of annual cash incentive awards granted to eligible executives of the Company (including each of the Company’s current NEOs) going forward. Payments under the STIP are based on the achievement of specified performance goals, including 50% on Adjusted EBITDA, 30% on Organic Revenue Growth and 20% on Free Cash Flow. The specific targets relating to the performance goals will be set in connection with the establishment of the Company’s budget for the 2022 calendar year. In connection with its review and approval of the STIP, our Compensation Committee reviewed the target incentive opportunities of our NEOs, taking into consideration a competitive market analysis performed by Willis Towers Watson. Consistent with our intended approach to provide compensation competitive with peer group companies and in recognition of their performance, the Compensation Committee approved the following target incentive opportunities (expressed as a percentage of base salary) for our NEOs for fiscal year 2022: Mr. Logan – 100%; Mr. Schopfer – 65%; and Mr. Freed – 50%.

Michael Freed Short-Term Incentive Bonus

On December 27, 2021, the Compensation Committee approved a special short-term incentive bonus to Mr. Freed with a target value of $150,000, to be paid in two installments subject to (i) the achievement of Adjusted EBITDA results based on the Company's budgeted performance as measured on June 30, 2022 and December 31, 2022, and (ii) his continued employment through each of the applicable payment dates. This special short-term incentive is in addition to Mr. Freed's annual Executive STIP opportunity. Because Mr. Freed departed Mirion on February 28, 2022, no portion of this special short-term incentive bonus will be paid.

Long-Term Equity Incentive Compensation

We believe that providing long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program as it reinforces our pay-for-performance culture and aligns employees’ interests and contributions with the long-term interests of the Company’s stockholders. In addition, our Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our NEOs and other key employees.

We adopted and obtained stockholder approval for the 2021 Omnibus Incentive Plan (the “Incentive Plan”) in connection with the Business Combination and, in December 2021, we granted certain of our executive officers, including Mr. Logan and Mr. Schopfer, restricted stock units (“RSUs”) and performance stock units (“PSUs”) pursuant to the Incentive Plan.

The table below sets forth the RSUs and PSUs granted to Messrs. Logan and Schopfer during 2021. These initial grants (the “Bridge RSUs” and “Bridge PSUs” and, collectively, the “Bridge Grants”) under the Incentive Plan were intended, as a retention device, to bridge the gap from the time the Incentive Plan was adopted in December 2021 until such time that the Company is in a position to make its first in-cycle annual grants under the Incentive Plan in 2022. In addition to assisting retention, the Bridge Grants were intended to reward the extraordinary efforts of certain officers and employees, including Messrs. Logan and Schopfer, in connection with executing the Business Combination.

Equity Awards Granted in Fiscal 2021

NEO	RSUs Granted (#)	PSUs Granted (Target) (#)
Mr. Logan	381,679	95,419
Mr. Schopfer	76,335	19,083

The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date, and the PSUs will vest following the end of a three-year performance period subject to the achievement of specified performance goals in respect of relative total stockholder return (“Relative TSR”) and organic revenue growth as described in more detail below.

PROXY STATEMENT	29

Executive Compensation
PSUs
The PSUs provide the right to receive shares of our common stock at a future date, assuming performance against pre-determined metrics are achieved, specifically Relative TSR and organic revenue growth which are equally weighted 50% each for both Mr. Logan and Mr. Schopfer. The number of PSUs that may be achieved are capped at 100% of target with the value ultimately received based on our performance against these metrics, which are key measures of our long-term performance, as well as the growth of the price of our share of common stock over time. Subject to continued employment through the end of the performance period and achievement of minimum performance criteria, the PSUs will be eligible to vest in 2025 following the date that the Compensation Committee certifies the Company’s achievement of the performance goals (as described below) following December 31, 2024, the final day of the performance period.

Total Shareholder Return Metrics
Relative TSR comprises 50% of the total PSU award granted to both Mr. Logan and Mr. Schopfer. The Relative TSR performance period is three years, from January 1, 2022 through December 31, 2024, and is measured as compared to the Russell 2000 Industrials peers. The Russell 2000 Industrial index was chosen because the Company is transitioning the focus of its business from the industrial market to the healthcare market. In future years, the Compensation Committee will reevaluate the index and associated composition. The following targets were set with respect to the Relative TSR metric:

	Percentile	Payout
Below Threshold	<30%	0%
Threshold	30%	25%
Target	55%	50%
Maximum	≥80%	100%

The payout in respect of these performance shares will be made in shares of our common stock and/or cash in an amount determined based on the TSR of our common stock, assuming reinvestment of all dividends, compared to the performance of companies in the Russell 2000 Index for the period from January 1, 2022 to December 31, 2024, if the individual continues as an employee until the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control of the Company). We use the 20-trading day average trading price of our common stock ending December 31 to determine the starting price and the final TSR. The potential value of a payout will fluctuate with the market value of our common stock. The percentage of the Relative TSR PSUs that vest will be interpolated, on a mathematical straight-line basis. In no event will participants be eligible to receive more than 100% of the Relative TSR PSUs.

Organic Revenue Growth Metrics
Organic revenue growth comprised the other 50% of the total PSU award granted to both Mr. Logan and Mr. Schopfer. The organic revenue growth performance period is three years, from January 1, 2022 through December 31, 2024. The following targets were set with respect to the organic revenue growth metric:

	Percentile	Payout
Below Threshold	<5%	0%
Target	≥5%	100%

Organic revenue growth is defined as reported revenue growth excluding the effects on revenue of currency translation and acquisitions. For acquisitions, revenue becomes organic upon the one-year anniversary of the completion of the acquisition. For purposes of evaluating the organic revenue growth performance against the targets listed above, organic revenue growth is calculated as the compound annual organic revenue growth rate over the three-year measurement period. In no event will participants be eligible to receive more than 100% of the organic revenue growth PSUs.
Beginning in 2022, we anticipate that the Compensation Committee or the Board will consider approving equity incentive awards to our NEOs on an annual basis.
Prior to the Business Combination, Mr. Logan and Mr. Schopfer were granted profits interests which are summarized in more detail below under “Pre-Business Combination Compensation.”

PROXY STATEMENT	30

Executive Compensation

Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees in the United States, including the NEOs, who satisfy certain eligibility requirements. The NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees, including matching contributions which at the beginning of 2020 were equal to 100% of a participating employee’s contribution up to the first 1% of the employee’s eligible compensation and 50% of the employee’s contribution up to the next 5% of the employee’s eligible compensation. In 2021, we amended our matching contribution under the 401(k) plan such that matching contributions are currently equal to 100% of a participating employee’s contribution up to the first 2% of the employees’ eligible compensation and 50% of the employees’ contribution up to the next 4% of the employee’s eligible compensation.

Non-Qualified Deferred Compensation Plan
We maintain an unfunded, non-qualified deferred compensation plan (the “Deferred Compensation Plan”), in which Mr. Logan and one other managerial employee participate. Each year, participants can elect to defer up to 100% of their base salary, bonus, commission and/or short- and long-term incentive compensation, as applicable, under the Deferred Compensation Plan. We do not make any matching, discretionary or other similar contributions to the Deferred Compensation Plan on behalf of participants.
Participants may elect to receive compensation they have deferred upon certain qualifying distribution events (e.g., separation from service, death, disability or at a specified date) at which time account balances are distributed in cash either in a lump sum or annual installments as elected by the participant. If no election is made, account balances are distributed in a lump sum. Annual installments can be for up to five years if the qualifying distribution event is a specified date or 15 years if the qualifying distribution event is due to a separation from service. Account balances are distributed in a single lump sum to the participant’s beneficiary upon the participant’s death or disability. Participants may also elect to receive in a single lump sum, in the event of a separation from service within two years of a change in control of the Company, the entire vested portion of their account balance that was otherwise reserved for payment in installments following a separation from service or at a specified date.
Account balances under the Deferred Compensation Plan are credited with a deemed investment return (or credited with a deemed investment loss), determined as if the account was invested in one or more investment funds made available by the administrator. Participants elect the investment fund(s) in which accounts will be deemed invested. Participants may change their investment elections on a daily basis. The investment vehicle is determined by the administrator if the participant fails to make an investment election.

Employee Benefits and Perquisites
All of our full-time employees in the United States, including the NEOs, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. Additionally, each of the NEOs is entitled to company-paid premiums for long-term care insurance. Pursuant to his employment agreement, Mr. Logan is also entitled to reimbursement for certain air travel and automobile expenses, as described further below.

In addition to the benefits set forth in his employment agreement, Mr. Logan also receives a $100 per month allowance for automobile maintenance. The NEOs are each also entitled to reimbursement for the costs of an annual physical examination and financial planning services. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including the NEOs.

Pre-Business Combination Compensation

Profits Interests
On June 16, 2021 and in connection with the Business Combination, the Sponsor agreed to issue 3,200,000 membership interests to Mr. Logan and 700,000 membership interests to Mr. Schopfer (collectively, the “Profits Interests”), pursuant to which Messrs. Logan and Schopfer will have an indirect interest in the founder shares held by the Sponsor. The Profits

PROXY STATEMENT	31

Executive Compensation
Interests are subject to service and performance vesting conditions and do not fully vest until all of the applicable conditions are satisfied, including the achievement of specified share price conditions. The grant of the Profits Interests is intended to be a one-time grant by the Sponsor in recognition of Messrs. Logan and Schopfer’s efforts in connection with the Business Combination. In addition, the Profits Interests are subject to certain forfeiture conditions. See “Certain Relationships and Related Transactions, and Director Independence—Profits Interests” for more information.

Exit Bonuses
In 2020, each of the NEOs entered into a letter agreement with Mirion Technologies (Global) Ltd., pursuant to which they became entitled to cash bonuses (the “Exit Bonuses”) in the event of an “Exit” (as such term is defined below), subject to the applicable NEO remaining actively employed with the Company in good standing through the date of such Exit. The Exit Bonus program was established to incentivize officers and key executives to continue to grow the business with an eye towards an eventual liquidity event, upon which the Exit Bonuses would vest and be paid. The amount of each NEO’s Exit Bonus is calculated (i) for Messrs. Logan and Freed, as the product of (x) the number of Class A ordinary shares of Mirion Technologies (Topco), Ltd. that were subscribed for or acquired by Mr. Logan or Mr. Freed, as applicable, at a price per share equal to $9.65 and that Mr. Logan or Mr. Freed, as applicable, holds immediately prior to the consummation of the applicable Exit event, multiplied by (y) $8.65 and (ii) for Mr. Schopfer, as the product of (x) the number of Class A ordinary shares of Mirion that were subscribed for or acquired by Mr. Schopfer at a price per share equal to $9.99 and that Mr. Schopfer holds immediately prior to the consummation of the applicable Exit event, multiplied by (y) $8.99. For purposes of the Exit Bonuses, “Exit” means the transfer of shares (whether through a single transaction or a series of transactions) as a result of which any person, or persons connected (as defined in Section 252 of the U.K. Companies Act) or acting in concert (as defined in the City Code on Takeovers and Mergers) with such person, holds more than 50% of the Class A and Class B ordinary shares of Mirion. The closing of the Business Combination constituted an Exit, and the Exit Bonuses vested and became payable in connection therewith.
Employment Arrangements

Logan Employment Agreement

On August 15, 2006, the Company entered into an employment agreement with Mr. Logan, which was subsequently amended on December 22, 2008, January 1, 2009, June 16, 2010, January 1, 2011, July 1, 2011, June 16, 2021, August 13, 2021 and December 27, 2021 (as amended, the “Logan Employment Agreement”), providing for his employment as Chief Executive Officer of the Company. The Logan Employment Agreement provides that Mr. Logan is entitled to an annual base salary and is eligible for an annual incentive bonus based on the Company’s achievement of targets and milestones as determined by the Board. Beginning in calendar year 2022, Mr. Logan is also eligible to receive an annual long-term equity incentive grant having a target total grant date value equal to $2,700,000 (in 2022, 2/3 of this grant will consist of RSUs and 1/3 will consist of PSUs, in subsequent calendar years the mix of RSUs and PSUs may be different, if determined by the Board in its discretion). Mr. Logan is also entitled to reimbursement for the following expenses: (i) reimbursement for first class air travel expenses, (ii) the cost of an annual local executive physical examination up to $10,000 and (iii) the costs of annual financial planning services, up to $5,000 per year.

Pursuant to the Logan Employment Agreement, upon the termination of Mr. Logan’s employment with the Company without Cause or by Mr. Logan for Good Reason, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Logan will be entitled, in addition to any accrued amounts, to (i) continuation of his annual base salary for twenty-four (24) months following the date of the termination of Mr. Logan’s employment (provided that, if Mr. Logan is terminated within twenty-four (24) months of a “change in control” (as such term is defined in the Incentive Plan) that occurs after January 1, 2022, Mr. Logan will receive two (2) times the sum of his base salary and target bonus), (ii) a pro rata portion of Mr. Logan’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Logan had his employment not been terminated, and (iii) continuation of any health benefits provided by the Company to Mr. Logan and his dependents for eighteen (18) months.

The Logan Employment Agreement also provides that in the event of the termination of Mr. Logan’s employment with the Company as a result of his death or permanent disability, Mr. Logan or his estate, as applicable, will be entitled, in addition to any accrued amounts, to a pro-rata annual incentive bonus and continued health benefits for 12 months for Mr. Logan and/or his family.

In addition, the employment agreement amendment entered into by Mr. Logan in December 2021 eliminated his right to a tax gross-up with respect to excise taxes relating to Sections 280G and 4999 of the Code and replaced that provision with

PROXY STATEMENT	32

Executive Compensation
a provision that requires that any parachute payments be reduced to the largest amount that would result in no portion of the payments being subject to an excise tax, if such reduction provides Mr. Logan with the best net after-tax result.

“Cause” is defined in the Logan Employment Agreement generally as Mr. Logan’s (i) commission of or engagement in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Mr. Logan’s duties for the Company or any of its subsidiaries, (ii) material breach of or default under the Logan Employment Agreement or Mr. Logan’s non-disclosure agreement with the Company or any similar agreement with the Company or any of its subsidiaries (which such breach or default, if reasonably capable of being cured, is not cured within two business days after written notice thereof is received by Mr. Logan, or, if reasonably capable of being cured but not within two business days, if Mr. Logan has not commenced cure in good faith within such two business day period and completed such cure as promptly as reasonably practicable thereafter), (iii) conviction of, or plea of nolo contendere with respect to, a felony, or (iv) engagement in an act of gross negligence or willful failure to perform his duties or responsibilities, including the failure to follow in any material respect a direction or written policy of the Board of Directors of the Company (which such breach or default, if reasonably capable of cure, is not cured within five business days after written notice thereof or, if reasonably capable of cure but not within five business days, if Mr. Logan has not commenced cure in good faith within such five business day period and completed such cure as promptly as reasonably practicable thereafter).

“Good Reason” is defined in the Logan Employment Agreement generally as any of the following, without Mr. Logan’s written consent: (i) a reduction in Mr. Logan’s base salary, a material reduction or discontinuation of any material incentive compensation or expense reimbursement plan or the taking of any action with the purpose of materially adversely affecting Mr. Logan’s participation in benefits under any fringe benefit provided to Mr. Logan (other than with respect to such actions taken by the Company (other than a reduction in Mr. Logan’s base salary) as part of an overall plan by the Company and made applicable to the same extent to all Company employees), (ii) a diminution in Mr. Logan’s title or position or a significant diminution in Mr. Logan’s authorities, duties or responsibilities with respect to the Company, (iii) the requirement by the Company that Mr. Logan be based in an office which is more than twenty-five (25) miles as compared to Mr. Logan’s daily commute, immediately prior to such relocation, or from his primary residence to his then principal place of employment, or (iv) any failure by the Company to comply with any material provision of the Logan Employment Agreement or any other material agreement between Mr. Logan and the Company. If Mr. Logan provides written notice of termination of his employment for Good Reason for any of the circumstances described above, the Company will have the opportunity to cure such circumstances within fifteen (15) days of receipt of such notice. If Mr. Logan does not deliver to the Company a notice of termination of his employment within ninety (90) days after Mr. Logan has knowledge that an event constituting Good Reason has occurred, such event will no longer constitute Good Reason.

In addition, pursuant to a Confidentiality and Intellectual Property Agreement attached as an exhibit to the Logan Employment Agreement, Mr. Logan is subject to a perpetual obligation not to disclose the confidential information of the Company.

Schopfer Employment Agreement

On May 1, 2020, the Company entered into the Third Amended and Restated Employment Agreement with Mr. Schopfer, which was subsequently amended on December 27, 2021 (as amended, the “Schopfer Employment Agreement”). The Schopfer Employment Agreement provides that Mr. Schopfer is entitled to an annual base salary and is eligible for an annual performance bonus based on personal and corporate performance goals as determined by the Company’s Board of Directors. Mr. Schopfer is also entitled to (i) an annual allowance of $5,000 to cover costs for any personal financial or tax advisory services retained in connection with any matter arising as a result of Mr. Schopfer holding shares of, or any other investment in, the Company and (ii) reimbursement for the cost of an annual physical examination up to $5,000.

Pursuant to the Schopfer Employment Agreement, upon the termination of Mr. Schopfer’s employment with the Company without Cause or by Mr. Schopfer for Good Reason, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Schopfer will be entitled, in addition to any accrued amounts, to (i) continuation of his annual base salary for twelve (12) months following the date of the termination of Mr. Schopfer’s employment (such twelve (12)-month period, the “Schopfer Severance Period”) (provided that, if Mr. Schopfer's employment is terminated without Cause or for Good Reason within twelve (12) months of a “change in control” (as such term is defined in the Incentive Plan) that occurs after January 1, 2022, Mr. Schopfer will receive an amount equal to one (1) times the sum of his base salary and target bonus), (ii) a pro rata portion of Mr. Schopfer’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Schopfer had his employment not been terminated , and (iii) continued payment by the Company, for the Schopfer Severance Period or, if earlier, until the date on which Mr. Schopfer commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Mr. Schopfer and his dependents under COBRA.

The Schopfer Employment Agreement also provides that in the event of the termination of Mr. Schopfer’s employment with the Company as a result of his death or permanent disability, Mr. Schopfer or his estate, as applicable, will be entitled, in addition to any accrued amounts, to a pro-rata annual incentive bonus.

PROXY STATEMENT	33

Executive Compensation
For purposes of the Schopfer Employment Agreement, “Cause” is defined in a manner that is substantially similar to the definition of such term in the Logan Employment Agreement, and “Good Reason” is defined in a manner that is substantially similar to the definition of such term in the Freed Employment Agreement.

In addition, pursuant to a Confidentiality, Non-Interference and Intellectual Property Agreement attached as an exhibit to the Schopfer Employment Agreement, Mr. Schopfer is subject to (i) a covenant restricting him from interfering with the business of the Company by soliciting, diverting or enticing away any officer, employee or consultant of the Company or any of its subsidiaries to accept employment with a third party for a period of 12 months following his termination of employment with the Company for any reason, (ii) a covenant restricting him in perpetuity from using the confidential information of the Company to solicit, divert or entice away (A) any actual or prospective customer of the Company or any of its subsidiaries to become a customer of any third party that is engaged in any business or operations that were also engaged in by the Company during Mr. Schopfer’s employment with the Company or (B) any customer or supplier to cease doing business with the Company or any of its subsidiaries and (iii) a perpetual obligation not to disclose the confidential information of the Company.

Freed Employment Agreement

On July 16, 2016, the Company entered into an employment agreement with Mr. Freed, which was subsequently amended on December 27, 2021 (as amended, the “Freed Employment Agreement”). The Freed Employment Agreement provides that Mr. Freed is entitled to an annual base salary and is eligible for an annual performance bonus based on personal and corporate performance goals as determined by the Board. Mr. Freed is also entitled to (i) an annual allowance of $5,000 to cover costs for any personal financial or tax advisory services retained in connection with any matter arising as a result of Mr. Schopfer holding shares of, or any other investment in, the Company and reimbursement for the cost of an annual physical examination and (ii) the cost of an annual local executive physical examination up to $5,000.

Pursuant to the Freed Employment Agreement, upon the termination of Mr. Freed’s employment with the Company without Cause or by Mr. Freed for Good Reason, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Freed will be entitled, in addition to any accrued amounts, to (i) continuation of his annual base salary for twelve (12) months following the date of the termination of Mr. Freed’s employment with the Company (such twelve (12)-month period, the “Freed Severance Period”) (provided that, if Mr. Freed is terminated within twelve (12) months of a “change in control” (as such term is defined in the Incentive Plan) that occurs after January 1, 2022, Mr. Freed will receive an amount equal to one (1) times the sum of his base salary and target bonus), (ii) a pro rata portion of Mr. Freed’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Freed had his employment not been terminated, and (iii) continued payment by the Company for the Freed Severance Period or, if earlier, until the date on which Mr. Freed commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Mr. Freed and his dependents under COBRA.

The Freed Employment Agreement also provides that in the event of the termination of Mr. Freed’s employment with the Company as a result of his death or permanent disability, Mr. Freed or his estate, as applicable, will be entitled, in addition to any accrued amounts, to a pro-rata annual incentive bonus.

For purposes of the Freed Employment Agreement, “Cause” is defined in a manner that is substantially similar to the definition of such term in the Logan Employment Agreement. Under the Freed Employment Agreement, “Good Reason” is defined generally as any of the following, without Mr. Freed’s consent: (i) a material reduction in Mr. Freed’s base salary, (ii) a material diminution in Mr. Freed’s authorities, duties or responsibilities with respect to the Company, (iii) the requirement by the Company that Mr. Freed be based in an office which increases his commute by more than twenty-five (25) miles in relation to Mr. Freed’s then-principal place of employment, or (iv) any material breach by the Company of any material provision of the Freed Employment Agreement. If Mr. Freed provides written notice of termination of his employment for Good Reason for any of the circumstances described above, the Company will have the opportunity to cure such circumstances within thirty (30) days of receipt of such notice. If Mr. Freed does not deliver to the Company a notice of termination of his employment within thirty (30) days after Mr. Freed has knowledge that an event constituting Good Reason has occurred, such event will no longer constitute Good Reason.

In addition, pursuant to a Confidentiality, Non-Interference and Intellectual Property Agreement attached as an exhibit to the Freed Employment Agreement, Mr. Freed is subject to (i) non-competition restrictions with respect to certain competitors of the Company in certain geographical locations for a period of 12 months following his termination of employment with the Company for any reason, (ii) non-solicitation restrictions (with respect to certain employees and customers of the Company) for a period of 12 months following his termination of employment for any reason and (iii) a perpetual obligation not to disclose the confidential information of the Company; provided that, if the Company wishes to enforce the 12-month non-competition restriction, the Company must pay Mr. Freed additional consideration equal to 50% the sum of his base salary and his pro rata incentive bonus.

PROXY STATEMENT	34

Executive Compensation
Other Compensation Governance Practices

Share Ownership Guidelines

The Compensation Committee believes that purchasing and holding the Company’s shares of common stock creates an incentive to manage the Company prudently and has established minimum share ownership requirements for our NEOs and certain other employees. Our CEO is required to hold at least 5x his base salary, our CFO is required to hold at least 3x his base salary and our other NEO(s) are required to hold at least 1x their base salary. In addition, our non-employee directors are required to hold 3x their annual cash retainer. Shares owned outright, unvested restricted stock and RSUs and shares or share equivalent units underlying deferred fees paid to directors are included in the calculation of share ownership.

Participants have five years to achieve these guidelines and must retain all of their net shares received as a result of the vesting, payment or distribution of any restricted stock units, performance stock units or director deferred stock units until this requirement is met.

Clawback Policy

In November 2021, the Company adopted a Clawback Policy that provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Board will require reimbursement to the Company of any performance-based award made to any executive officer of the Company where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (ii) the members of the Board who are considered “independent” for purposes of the listing standards of NYSE determine the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover from the executive officer the amount in excess of what would have been awarded based on the corrected performance measures.
Tax and Accounting Considerations
Deductibility of Executive Compensation

Section 162(m) of the IRC (Section 162(m)) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” (which includes our NEOs)) during any fiscal year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow ASC Topic 718 for our stock-based compensation awards which requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy.

Respectfully submitted,

Robert A. Cascella (chair)
Steven W. Etzel
John W. Kuo

PROXY STATEMENT	35

Executive Compensation
Summary Compensation Table
The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during (i) the period beginning July 1, 2020 and ending June 30, 2021 (the "Prior Fiscal Year") and (ii) the period beginning July 1, 2021 and ending December 31, 2021.

Name and Principal Position	Period	Salary ($)(1)	Bonus(2) ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)(6)	Total ($)
Thomas Logan Chairman and Chief Executive Officer	July 1, 2021-December 31, 2021	325,763	511,574	5,509,532	174,736	314,771	46,200	6,882,576
	July 1, 2020-June 30, 2021	632,262		19,240,000	511,410	166,716	72,025	20,770,468
Brian Schopfer Chief Financial Officer	July 1, 2021-December 31, 2021	195,195	123,990	1,101,892	71,038		10,439	1,502,554
	July 1, 2020-June 30, 2021	355,227		4,208,750	177,613		15,964	4,757,554
Michael Freed Chief Operating Officer	July 1, 2021-December 31, 2021	213,263	432,500		72,300		8,557	726,620
	July 1, 2020-June 30, 2021	398,851			199,455		12,167	610,473

(1) Amounts reflect the base salary in effect for each named executive officer during the applicable time period. For additional information, see “Base Salaries” above.

(2) Amounts shown in this column for the Stub 2021 period reflect each NEO's Exit Bonus, as discussed above under "Exit Bonuses".

(3) This column reflects:

a.This column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for the RSUs and PSUs granted to Messrs. Logan and Schopfer in 2021. The grant date fair value of PSU awards was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with ASC Topic 718 (excluding the effects of estimated forfeitures).

a.The grant date value of a one-time grant of profits interests in the Sponsor, which was approved and granted by the Sponsor in recognition of Messrs. Logan and Schopfer’s efforts in connection with the Business Combination. As discussed above under “Profits Interests,” the Sponsor granted Messrs. Logan and Schopfer the award of profits interests on June 16, 2021 in connection with the signing of the Business Combination Agreement. The profits interests award provides for service and performance-vesting, with the award only vesting upon the achievement of specified share price conditions. The grant date fair value of the profits interests is based upon a valuation model using Monte Carlo simulations in accordance with ASC Topic 718.

(4) This column reflects (i) for the Stub 2021 period, amounts earned under the Stub 2021 Incentive Plan and (ii) for the 2021 fiscal year, amounts earned under the FY'21 Incentive Plan.

(5) Prior Fiscal Year Amounts reflect: (i) for Mr. Logan, a $21,312 cash payment in respect of accrued vacation days, a $14,400 automobile allowance, a company contribution of $12,495 to Mr. Logan’s account under Mirion's 401(k) plan, a $5,000 reimbursement for financial planning services, $3,500 to cover the costs of an annual physical examination, $13,135 in stipends paid to Mr. Logan for time spent flying his personal aircraft to business events plus corresponding reimbursement for fuel costs associated with such flights, $1,200 for continued automobile maintenance and $983 in Company-paid long-term care insurance premiums; (ii) for Mr. Schopfer, company contributions of $10,848 to Mr. Schopfer’s account under Mirion's 401(k) plan, $2,500 to cover the costs of an annual physical examination, a $1,500 reimbursement for financial planning services, $500 to Mr. Schopfer’s Mirion-sponsored health savings account and $616 in Company-paid long-term care insurance premiums and (iii) for Mr. Freed, a company contribution of $11,454 to Mr. Freed’s account under Mirion’s 401(k) plan and $713 in Company-paid long-term care insurance premiums.

PROXY STATEMENT	36

Executive Compensation
(6) Amounts reflect: (i) for Mr. Logan, a $26,091 cash payment in respect of accrued vacation days, a $7,200 automobile allowance, a company contribution of $3,419 to Mr. Logan’s account under the Company’s 401(k) plan, $4,079 to cover the costs of an annual physical examination, $4,320 in stipends paid to Mr. Logan for time spent flying his personal aircraft to business events plus corresponding reimbursement for fuel costs associated with such flights, $600 for continued automobile maintenance and $491 in Company-paid long-term care insurance premiums; (ii) for Mr. Freed, a company contribution of $8,200 to Mr. Freed’s account under the Company’s 401(k) plan and $356 in Company-paid long-term care insurance premiums; and (iii) for Mr. Schopfer, company contributions of $7,381 to Mr. Schopfer’s account under the Company’s 401( a $— reimbursement for financial planning services, $250 to Mr. Schopfer’s Company-sponsored health savings account and $308 in Company-paid long-term care insurance premiums.

PROXY STATEMENT	37

Executive Compensation
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Logan
FY 2021 Bonus		170,811	511,410	818,256
2021 Stub Bonus		87,924	263,245	421,192
RSU	12/27/2021							381,679	3,999,996
PSU	12/27/2021	500,000	1,000,000	2,000,000	47,709	95,419	190,839		1,509,536
Brian Schopfer
FY 2021 Bonus		88,807	177,613	355,226
2021 Stub Bonus		49,929	99,857	199,714
RSU	12/27/2021							76,335	799,991
PSU	12/27/2021	100,000	200,000	400,000	9,541	19,083	38,167		301,901
Michael Freed
FY 2021 Bonus		99,713	199,425	398,850
2021 Stub Bonus		50,816	101,632	203,264
Outstanding Awards at Fiscal Year-End
The following table presents, for each of the named executive officers, information regarding outstanding RSUs, PSUs and profits interests as of December 31, 2021.

	Stock Awards(1)
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (e)
Thomas Logan	381,679 (1)	3,996,179	143,130(3)	1,498,571
			3,200,000 (4)	33,504,000
Brian Schopfer	76,335 (1)	799,227	28,625(3)	299,704
			700,000(4)	7,329,000
Michael Freed	-	-	-	-

(1) The RSUs vest in four substantially equal installments of one-fourth per year on the first, second, third and fourth anniversary of the grant date.
(2) Represents the market value of the shares underlying each of the outstanding equity awards, based on the closing price of our Class A common stock on the New York Stock Exchange on December 31, 2021, which was $10.47.
(3) The amount reported for the PSUs is the threshold number of shares. The actual amount earned will be determined in 2025 based on the actual achievement of the performance goals, subject to continued employment through the determination of the achievement of the performance goals.
(4) Each of the profits interests must achieve both service-vesting and performance-vesting conditions in order to vest, with (i) 50% of the time-vesting portion being satisfied on each of the second and third anniversaries of the closing of the Business Combination (subject to continued employment on each vesting date) and (ii) the performance-vesting portion being satisfied with respect to (x) 25% of the profits interest grant, upon the value of our Class A common stock trading at $14 per share or more for a specified period of time prior to the fifth anniversary of the closing of the Business

PROXY STATEMENT	38

Executive Compensation
Combination and (y) 75% of the profits interests grant, upon the value of our Class A common stock trading at $16 per share or more for a specified period of time prior to the fifth anniversary of the closing of the Business Combination. If the performance-vesting conditions are not met prior to the fifth anniversary of the closing of the Business Combination, the profits interests are forfeited for no consideration. The service-vesting condition will be deemed to have been achieved on a change in control.
Non-qualified Deferred Compensation

Name	Executive Contributions in Last fiscal year ($)	Registrant Contributions in Last fiscal year ($)	Aggregate Earnings in Last fiscal year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas Logan (2)	$—	$—	$481,487	$—	$2,949,661
Brian Schopfer	—	—	—	—	—
Michael Freed	—	—	—	—	—
(1) This includes aggregate earnings for the period beginning July 1, 2020 and ending on December 31, 2021.
(2) Mr. Logan did not make any contributions to the Deferred Compensation Plan during the period beginning July 1, 2020 and ending December 31, 2021.

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Executive Compensation
Potential Payments upon Termination or Change in Control
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on December 31, 2021.

Name	Benefit	Termination Without Cause or Resignation for Good Reason Other than in Connection with a Change in Control	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control (1)	Death or Disability	Retirement
Thomas Logan	Cash severance	$963,362	$963,362	$263,362	$—
	Accelerated Vesting of Equity Awards	999,047 (2)	5,994,263 (3)	—	999,047 (2)
	Health Benefits	21,857	21,857	21,857
	Total	$1,984,266	$6,979,482	$285,219	$999,047

Brian Schopfer	Cash Severance	$548,628	$548,628	$98,628	$—
	Accelerated Vesting of Equity Awards	—	1,199,045(3)	—	—
	Health Benefits	8,142	8,142	—	—
	Total	$556,770	$1,755,815	$98,628	$—

Michael Freed	Cash Severance	$513,769	$513,769	$101,631	$—
	Accelerated Vesting of Equity Awards	—	—	—	—
	Health Benefits	31,226	31,226	—	—
	Total	$544,995	$544,995	$101,631	$—

(1) Change in control-related severance payments to which the NEOs are entitled under their respective employment agreements are payable only in connection with a change in control that occurs after January 1, 2022. Accordingly, for purposes of this table, each NEO’s cash severance payments upon a termination without Cause or resignation for Good Reason are the same whether or not the triggering event is in connection with a change in control.
(2) Upon Mr. Logan’s termination without Cause or resignation for Good Reason or Mr. Logan’s retirement, as applicable, the number of Mr. Logan’s Bridge RSUs that were scheduled to vest (had Mr. Logan’s employment not terminated) during the 12-month period immediately following the termination date will become immediately vested.
(3) If Mr. Logan or Mr. Schopfer is terminated without Cause or resigns for Good Reason within a specified period of time following a change in control (for Mr. Logan, 24 months; for Mr. Schopfer, 12 months), all of their respective then unvested Bridge RSUs and Bridge PSUs will become immediately vested.

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Certain Relationships and Related-Party Transactions
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
IntermediateCo Charter
In connection with the Business Combination, we formed IntermediateCo as a direct subsidiary. IntermediateCo owns, directly or indirectly, all of our operating subsidiaries. As the holder of 100% of the voting securities of IntermediateCo, we have control over all of the affairs and decision making of IntermediateCo. As such, through our officers and directors, we are responsible for all operational and administrative decisions of IntermediateCo and the day-to-day management of IntermediateCo. We will fund any dividends to our stockholders by causing IntermediateCo to make distributions to us and the holders of IntermediateCo Class B common stock (including us) on a ratable basis.
Under the IntermediateCo Charter, the holders of IntermediateCo Class B common stock have the right (subject to the terms of our Charter), to require IntermediateCo to redeem all or a portion of their shares of IntermediateCo Class B common stock for, at our election, (1) newly issued shares of our Class A common stock on a one-for-one basis or (2) a cash payment equal to the product of the number of shares of IntermediateCo Class B common stock subject to redemption and the arithmetic average of the closing stock prices for a share of our Class A common stock for each of three (3) consecutive full trading days ending on and including the last full trading day immediately prior to the date of redemption (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the holder of IntermediateCo Class B common stock has the option to rescind its redemption request within a specified time period. The IntermediateCo Charter requires that we contribute, as applicable, cash or shares of our Class A common stock to IntermediateCo in exchange for an amount of newly-issued shares of IntermediateCo Class A common stock equal to the number of shares of IntermediateCo Class B common stock redeemed from the holders of IntermediateCo Class B common stock. IntermediateCo will then distribute the cash or shares of our Class A common stock to such holder of IntermediateCo Class B common stock to complete the redemption. In the event of a redemption request by a holder of IntermediateCo Class B common stock, we may, at our option, effect a direct exchange of cash or our Class A common stock for IntermediateCo Class B common stock in lieu of such a redemption. Shares of our Class B common stock will be canceled on a one-for-one basis if we, following a redemption request of a holder of IntermediateCo Class B common stock, redeem or exchange such holder’s IntermediateCo Class B common stock pursuant to the terms of the IntermediateCo Charter.
If at any time we issue a share of our Class A common stock or any other equity security with economic rights, the net proceeds received by us with respect to such share, if any, shall be concurrently contributed to IntermediateCo and IntermediateCo shall issue to us one share of IntermediateCo Class A common stock (or a corresponding other equity security of IntermediateCo), unless such share was issued by us solely to fund the purchase of a share of IntermediateCo Class B common stock from a holder of IntermediateCo Class B common stock (upon an election by us to exchange such IntermediateCo Class B common stock in lieu of redemption following a redemption request by such holder of IntermediateCo Class B common stock), in which case such net proceeds shall instead be transferred to the selling holder of IntermediateCo Class B common stock as consideration for such purchase, and IntermediateCo will not issue an additional share of Class A common stock to us. Similarly, (i) IntermediateCo may not issue any additional shares of its Class A common stock or Class B common stock to us or any of our subsidiaries unless substantially simultaneously therewith we or any of our subsidiaries issue or sell an equal number of shares of our Class A common stock, (ii) IntermediateCo may not issue any additional shares of its Class B common stock to any person other than us or any of our subsidiaries unless substantially simultaneously therewith we issue or sell an equal number of shares of our Class B common stock to such person and (iii) IntermediateCo may not issue any other equity securities to us or any of our subsidiaries unless substantially simultaneously therewith, we or such subsidiary issues or sells, to another person, an equal number of shares of a new class or series of equity securities of us or such subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such equity securities of IntermediateCo. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired by us or any of our subsidiaries, IntermediateCo will substantially simultaneously therewith redeem, purchase or otherwise acquire an equal number of shares of its common stock held by us or our subsidiaries, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, IntermediateCo will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of its common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect

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any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the IntermediateCo common stock.
The IntermediateCo Charter provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or to us and our stockholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the holders of paired interests comprised of shares of IntermediateCo Class B common stock and shares of our Class B common stock will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our commercially reasonable efforts to enable and permit the holders of such paired interests to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable efforts to ensure that the holders of such paired interests may participate in each such offer without being required to redeem or exchange IntermediateCo Class B common stock.
The IntermediateCo Charter provides that, except for transfers to us as provided above or to certain permitted transferees, the IntermediateCo Class B common stock may not be sold, transferred or otherwise disposed of.
Subject to certain exceptions, IntermediateCo will indemnify all of its directors and officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with IntermediateCo’s business or affairs or the IntermediateCo Charter or any related document.

Director Nomination Agreements
At the closing of the Business Combination (the “Closing”), we and CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (each acting by its general partner, Charterhouse General Partners (IX) Limited) (collectively, the “Charterhouse Parties” or the “Charterhouse Holders”) entered into a director nomination agreement (the “Charterhouse Director Nomination Agreement”) that provides the Charterhouse Parties with a right to representation on our Board. The Charterhouse Director Nomination Agreement grants the Charterhouse Parties the ongoing right (but not the obligation) to appoint or nominate to the Board of Directors one (1) individual (the “Charterhouse Director”), to serve as director of the Company. The Charterhouse Parties have designated Chris Warren as the initial Charterhouse Director. The Charterhouse Director Nomination Agreement will terminate automatically when the Charterhouse Parties, collectively with their respective affiliates, hold less than 5% of our then outstanding common stock, or upon the mutual written agreement of the parties.
At the Closing, we and the Sponsor also entered into a director nomination agreement (the “GS Director Nomination Agreement”) that provides the Sponsor with a right to representation on our Board. The GS Director Nomination Agreement grants the Sponsor the ongoing right (but not the obligation) to appoint or nominate to the Board of Directors two (2) individuals (the “GS Sponsor Directors”), to serve as director of the Company. The GS Sponsor has designated Larry Kingsley and Jo Natauri as the initial GS Sponsor Directors. The GS Director Nomination Agreement will terminate automatically when the Sponsor, GS Employee Participation and GS Employee Participation 2 (collectively, the "GS Holders"), collectively with their respective affiliates, hold less than 50% of the founder shares held by them at the Closing, or upon the mutual written agreement of the parties.

Amended and Restated Registration Rights Agreement
At the Closing, we entered into the Amended and Restated Registration Rights Agreement (the “RRA”) with the Sponsor, the GS Holders, GS II PIPE Investors Employee LP, NRD PIPE Investors LP, the Charterhouse Holders and all of the other pre-Business Combination shareholders of Mirion ( collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”) pursuant to which the RRA Parties are entitled to registration rights in respect of our Class A common stock held by the RRA Parties, or issuable upon redemption of shares of IntermediateCo Class B common stock or upon exercise of warrants to purchase shares of our Class A common stock held by them, in each case at the closing of the Business Combination (these securities are collectively referred to as the “Registrable Securities”). In addition, the Charterhouse Holders are entitled to registration rights on any outstanding shares of our common stock acquired by them following the Closing to the extent such securities are “restricted securities” or “control securities” within the meaning of Rule 144 under the Securities Act.

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The RRA provides that we will use commercially reasonable efforts to file with the SEC a shelf registration statement registering the resale of certain shares of our Class A common stock and certain other equity securities of the Company held by the RRA Parties. We filed this shelf registration statement (the “Resale S-1”) on October 27, 2021 and it was declared effective on November 2, 2021. Each of (i) the Charterhouse Holders, (ii) the GS Holders or (iii) the holders of at least thirty percent (30%) in interest of the then outstanding registrable securities (each of (i), (ii) or (iii), the “Demanding Holders”) will be entitled to certain demand registration rights in connection with an underwritten offering. The Charterhouse Holders also have an exclusive right for a 90-day period beginning on April 19, 2022 (the “Charterhouse Demand Period”) to exercise a single demand right. The Demanding Holders are, at any time and from time to time on or after the date the Charterhouse Demand Period ends, entitled to demand registrations of all or part of their registrable securities. Such demand registrations are subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions.
The Resale S-1 registered: (1) the issuance of up to 35,810,519 shares of Class A common stock upon (i) the exercise of warrants to purchase 27,249,979 shares of Class A common stock at an exercise price of $11.50 per share of Class A common stock, including the public warrants and the private placement warrants; and (ii) the redemption of 8,560,540 shares of IntermediateCo Class B common stock; and (2) the resale of up to 152,157,565 shares of Class A common stock consisting of (i) 116,347,025 shares of issued and outstanding shares of Class A common stock; (ii) 18,750,000 founder shares subject to vesting requirements; (iii) 8,500,000 shares of Class A common stock issuable upon the exercise of the private placement warrants; and (iv) 8,560,540 shares of Class A common stock issuable upon the redemption of 8,560,540 shares of IntermediateCo Class B common stock.
Lockup Restrictions
Pursuant to the RRA, holders of any shares of our common stock or paired interests received by such holder as consideration pursuant to the Business Combination Agreement (such holders, the “Target Stockholders, and such common stock or paired interests, the “Lock-Up Securities”) will be subject to certain transfer restrictions described below (the “Lock-Up Restrictions”). Pursuant to the Lock-Up Restrictions, Target Stockholders may not (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (each of clauses (a), (b) and (c), a “Transfer”), through and including April 18, 2022 (the “Lock-Up Period”).
Notwithstanding the foregoing, the Lock-Up Securities may be transferred during the Lock-Up Period:
(i)    by will, other testamentary document or intestacy;
(ii)    as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;
(iii)    to any trust for the direct or indirect benefit of the Target Stockholder or the immediate family of the Target     Stockholder, or if the Target Stockholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(iv)    to a partnership, limited liability company or other entity of which such Target Stockholder and the immediate family of such Target Stockholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(v)    if the Target Stockholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Target Stockholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Target Stockholder or affiliates of such Target Stockholder (including, for the avoidance of doubt, where such Target Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or stockholders of such Target Stockholder;
(vi)    to a nominee or custodian of any person or entity to whom a Transfer would be permissible under clauses (i) through (v) above;
(vii)    in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;

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(viii)    with the prior written consent of the Board (subject to the determination of the Board in its sole discretion at any time); provided such consent must be approved by each of the Charterhouse Director (unless waived by the Charterhouse Holders) and the GS Directors (unless waived by the GS Sponsor Member);
(ix)    from an employee or a director of, or a service provider to, us or any of our subsidiaries upon the death, disability or termination of employment or services, in each case, of such person; and
(x)    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of shares of the Mirion’s capital stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Target Stockholder’s Lock-Up Securities shall remain subject to the Lock-Up Restrictions.

provided that (x) in the case of any Transfer of Lock-Up Securities pursuant to clauses (i) through (vi), (1) such Transfer shall not involve a disposition for value; (2) the Lock-Up Securities shall remain subject to the Lock-Up Restrictions and the transferee shall sign a joinder to the Amended and Restated Registration Rights Agreement before such Transfer is effective; (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act), shall disclose the nature of such Transfer and that the Lock-Up Securities remain subject to the Lock-Up Restrictions; and (4) there shall be no voluntary public disclosure or other announcement of such Transfer; and (y) a Target Stockholder may enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock-Up Period so long as no Transfers are effected under such trading plan prior to the expiration of the Lock-Up Period and no voluntary public disclosure or announcement of such plan is made.
In addition, pursuant to the RRA, during the Lock-Up Period and during the Charterhouse Demand Period (together, the “Charterhouse Demand Lock-Up Period”), (a) the GS Founder Share Members will not be permitted to transfer any shares of our common stock (other than to their permitted transferees) or request a demand registration and (b) GSAM Holdings LLC and its affiliates may not transfer any PIPE Shares (other than any such shares distributed to permitted transferees, including the GS PIPE Participation LLCs) or request a demand registration (in each case of clauses (a) and (b), whether as part of a shelf registration, an unregistered transaction or otherwise); provided, however, that the Charterhouse Demand Lock-Up Period shall be extended for any day during which the Resale S-1 is not effective or sales pursuant to the Resale S-1 are suspended; provided, further, that the GS PIPE Participation LLCs (or their permitted transferees) shall also not request a demand registration during the Charterhouse Demand Lock-up Period.
Founder Shares
In July 2018, the Sponsor purchased an aggregate of 575 founder shares for an aggregate purchase price of $5,000. In April 2020 and June 2020, GSAH conducted stock splits, resulting in the Sponsor holding 20,125,000 founder shares, resulting in an effective purchase price per founder share of approximately $0.0003. The number of founder shares issued in the stock split was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of GSAH's initial public offering. Prior to the initial investment in GSAH of $5,000 by the Sponsor, GSAH had no assets, tangible or intangible. Following the partial exercise of the option to purchase additional shares, 1,375,000 founder shares were forfeited by the Sponsor on August 13, 2020, at no cost in order to maintain the number of founder shares equal to 20% of the outstanding shares of common stock, upon the completion of GSAH's initial public offering. In connection with the Closing, the founder shares became subject to certain vesting and forfeiture conditions. See “Part 1, Item 1. Business—Business Combination Overview.”
Private Placement Warrants
In connection with the completion of GSAH’s initial public offering, the Sponsor purchased an aggregate of 8,500,000 private placement warrants, each exercisable to purchase one share of the GSAH’s Class A common stock for $11.50 per share, at a price of $2.00 per private placement warrant, generating proceeds, before expenses, of $17,000,000. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Effective March 30, 2021, the Sponsor agreed not to transfer its private placement warrants.
Related Party Notes
On April 17, 2020, an affiliate of the Sponsor agreed to loan GSAH an aggregate amount of up to $300,000 to be used to pay a portion of the expenses related to GSAH's initial public offering pursuant to a promissory note (the “Note”). The Note

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was non-interest bearing, unsecured and payable on the earlier of December 31, 2020 and the closing of GSAH's initial public offering. On May 28, 2020, GSAH borrowed $300,000 under the Note. On July 2, 2020, the full $300,000 balance of the Note was repaid.
On November 12, 2020, the Sponsor agreed to loan GSAH up to an aggregate of $2,000,000 pursuant to the working capital note (the “Working Capital Note”). Any amounts borrowed under the Working Capital Note were non-interest bearing, unsecured and were due at the earlier of the date GSAH was required to complete its initial business combination pursuant to its amended and restated certificate of incorporation, as amended from time to time, and the closing of the initial business combination. On March 12, 2021, GSAH borrowed $1,500,000 under the Working Capital Note. On October 20, 2021, the $1,500,000 borrowed under the Working Capital Note was forgiven.
Sponsor Commitment
On March 11, 2019, the Sponsor provided GSAH with a commitment pursuant to which the Sponsor agreed that, if funds are needed by GSAH through June 12, 2020 to pay ordinary course expenses, the Sponsor would provide GSAH with liquidity of up to an aggregate of $2.0 million. The Sponsor will not receive any additional interest in GSAH in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s founder shares. This commitment was not exercised.
Administrative Services Agreement
GSAH entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. This agreement terminated upon the completion of the initial business combination. GSAH ceased paying these monthly fees as of October 20, 2021.
Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, GSAH entered into a Subscription Agreement with GSAM Holdings, pursuant to, and on the terms and subject to the conditions of which, GSAM subscribed for 20,000,000 PIPE Shares of our Class A common stock for an aggregate purchase price equal to $200,000,000, subject to GSAM’s rights to syndicate prior to the Closing. The PIPE Investment was consummated substantially concurrently with Closing. GSAM Holdings syndicated 17,199,900 and 2,300,100 shares of our Class A common stock from its PIPE investment to GSAH II PIPE Investors Employee LP and NRD PIPE Investors LP, respectively. GSAM Holdings also syndicated 500,000 shares of our Class A common stock from its PIPE investment to entities affiliated with Lawrence D. Kingsley, Chairman of the Board, at a price of $10.00 per share.
A&R Sponsor Agreement
In connection with the execution of the Business Combination Agreement, GSAH amended and restated that certain letter agreement, dated June 29, 2020 (the "Letter Agreement"), by and among GSAH, the Sponsor, GSAM Holdings, GS Employee Participation (collectively, the “Insiders”), pursuant to which, among other things, the Insiders agreed (i) to vote any shares of GSAH’s securities in favor of the Business Combination and other Business Combination proposals, (ii) not to redeem any shares of the Company’s Class A common stock or the Company’s Class B common stock, in connection with the optional stockholder redemption, and (iii) certain transfer restrictions. On October 20, 2021, the GSAH again amended and restated the Letter Agreement pursuant to which GS Employee Participation 2 became a party to the agreement.
Related Party Payments
Goldman Sachs & Co. LLC (“Goldman Sachs”), an affiliate of GSAH and the Sponsor (Thomas R. Knott, Chief Executive Officer, Chief Financial Officer and Secretary and a director of GSAH, is a Managing Director of Goldman Sachs and Raanan A. Agus, one of GSAH’s directors, is a Participating Managing Director of Goldman Sachs), acted as financial advisor to GSAH in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Business Combination Agreement.
In connection with the Business Combination, an aggregate amount of approximately $33 million in deferred underwriting discount, advisory fees and placement agent fees, was paid to Goldman Sachs & Co. LLC in connection with the Closing of the Business Combination. Goldman Sachs & Co. LLC has provided certain financial advisory and/or underwriting

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services to GSAH from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as a joint bookrunner with respect to GSAH's initial public offering. Goldman Sachs also received a committed financing fee of $18,400,000 in connection with the financing of certain credit facilities.
In addition, Goldman Sachs (together with its affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. From time to time, Goldman Sachs and its affiliates have provided various investment banking and other commercial dealings unrelated to the Business Combination or the PIPE Investment to Mirion, the Charterhouse Parties and their affiliates, and GSAH and its affiliates, and has received customary compensation in connection therewith. In addition, Goldman Sachs and its affiliates may provide investment banking and other commercial services to us and our affiliates and to the Charterhouse Parties and their affiliates in the future, for which Goldman Sachs and its affiliates would expect to receive customary compensation. In the ordinary course of its business activities, Goldman Sachs and its affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Mirion, or its respective affiliates. Goldman Sachs and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Shareholder Notes
Mirion Technologies (HoldingSub1), Ltd. ("UKTopco") issued certain shareholder notes (the "Shareholder Notes"), to certain of its shareholders and members of Mirion management. All outstanding principal was due on March 31, 2026. The Shareholder Notes accrued payment-in-kind ("PIK") interest daily at a rate of 11.5% annually (other than a $70 million tranche that accrued interest at a rate of 6.0% annually until October 1, 2021 and then accrued interest at a rate of 11.5% annually thereafter) with such annual amount added to the outstanding principal amount on December 31 of each year in arrears. The Shareholder Notes could be prepaid without penalty at UKTopco’s option and are subordinate in right of payment to any indebtedness of UKTopco subsidiaries to banks or to other financial institutions (either currently existing or to occur in the future). The Shareholder Notes had a redemption right at the option of UKTopco by paying to the noteholder the full outstanding principal amount together with accrued but unpaid interest up to but excluding the redemption date. All of the Shareholder Notes were acquired by GSAH at the Closing for a price equal to the full outstanding principal amount together with all accrued but unpaid interest up to but excluding the Closing Date using a portion of the Business Combination consideration. As part of the Closing, GSAH contributed the Shareholder Notes to Mirion Topco and then the Shareholder Notes were extinguished in full.
Management Notes
UKTopco also issued certain notes (the "Management Notes"), to Thomas D. Logan, Mirion’s Chairman and Chief Executive Officer. The terms of the Management Notes were substantially similar to the Shareholder Notes, except that the Management Notes accrued payment-in-kind (PIK) interest daily at a rate of 11.5% annually with half of such annual amount added to the outstanding principal amount on December 31 of each year in arrears while the remaining half is payable in cash on December 31 of each year. At June 30, 2021 and 2020, there were $3.7 million and $3.4 million in Management Notes outstanding. All of the Management Notes were acquired by GSAH at the Closing for a price equal to the full outstanding principal amount together with all accrued but unpaid interest up to but excluding the Closing Date using a portion of the Business Combination consideration. As part of the Closing, GSAH contributed the Management Notes to Mirion Topco and then the Management Notes were extinguished in full.
Investment Agreement and Co-Investment Agreement
In November 2014, Mirion entered into an investment agreement (the “Investment Agreement”), with certain holders of our Management Notes, stockholder Notes, A Ordinary Shares and B Ordinary Shares, including certain members of the Mirion management team (the “Managers”), certain investors affiliated with the Charterhouse Holders (the “Investors”) and certain of Mirion’s subsidiaries. The Managers and the Investors are collectively referred to as the Ordinary Shareholders. The Investment Agreement provides the Ordinary Shareholders with certain registration rights, including the right to demand that Mirion file a registration statement and certain piggyback rights with respect to including their shares part of a registration statement that Mirion would otherwise file. The Investment Agreement also provides the Investors with certain

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information rights. The Investment Agreement also provides our Ordinary Shareholders with a right of first refusal with regard to certain issuances of our equity securities, which will not apply to, and will terminate upon, the consummation of the Business Combination. Finally, a majority of the Investors may from time to time appoint to, and remove from, the board of directors three non-executive directors; however, this board designation right will terminate upon the consummation of the Business Combination.
In June 2016, we entered into an amended and restated co-investment agreement (the “Co-Investment Agreement”), with the Managers, the Investors, additional investors (the “Co-Investors”) and certain of our subsidiaries, including Mirion Technologies (US), Inc., in order to finance the acquisition of Canberra Industries, Inc. and Canberra France. The terms of the Co-Investment Agreement are substantially similar to those of the Investment Agreement, however, there is no board designation right under the Co-Investment Agreement.
The Investment Agreement and the Co-Investment Agreement were terminated as of the Closing.
Director and Executive Officer Compensation
Please see “Director Compensation” and “Executive Compensation” for information regarding the compensation of Mirion’s directors and executive officers.
Employee Agreements
Mirion has entered into employment agreements with Mirion’s executive officers. For more information regarding these agreements, see “Employment Arrangements.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with certain of our former directors and executive officers. We also held an insurance policy that insures certain of our former directors and officers against certain liabilities. Effective upon the consummation of the Business Combination, we entered into new indemnification agreements with each of our directors and certain of our executive officers. We also obtained a new insurance policy that insures each of our directors and certain of our executive officers against certain liabilities.
Profits Interests
On June 16, 2021 and in connection with the Business Combination, the Sponsor issued 3,200,000 membership interests to Thomas Logan, 700,000 membership interests to Brian Schopfer and 4,200,000 membership interests to Lawrence Kingsley (collectively, the “Profits Interests”). The Profits Interests are intended to be treated as profits interests for U.S. income tax purposes, pursuant to which Messrs. Logan, Schopfer and Kingsley (the “Award Holders”) will have an indirect interest in the founder shares held by the Sponsor. The Profits Interests are subject to service and performance vesting conditions as described in this section, including the occurrence of the Closing, and do not fully vest until all of the applicable conditions are satisfied. In addition, the Profits Interests are subject to certain forfeiture conditions.
Fifty percent (50%) of the Profits Interests granted to each of Messrs. Logan and Schopfer service-vest on each of the second and third anniversaries of the Closing, and fifty percent (50%) of the Profits Interests granted to Mr. Kingsley service-vest on each of the first and second anniversaries of the Closing. All of the Profits Interests immediately service vest upon a change in control of GSAH, Mirion or any of their respective subsidiaries. If Messrs. Logan or Schopfer’s service (i) is terminated without “cause” or (ii) voluntarily ceases for “good reason” or his service terminates due to death or disability, 1/3, 2/3 and 100% respectively of the Profits Interests will become service-vested if the termination occurs before the respective first, second or third anniversaries of the Closing, and if Mr. Kingsley’s service terminates due to death or disability, 1/3 and 100% of the Profits Interests will become service-vested if the termination occurs before the respective first or second anniversary of the Closing. If Messrs. Logan or Schopfer voluntarily ceases to provide services without good reason after the second anniversaries of the Closing. In addition, if a change in control of GSAH, Mirion or any of their respective subsidiaries occurs within six months immediately following such termination of employment, then the all of the outstanding Profits Interests will service-vest as of immediately prior to the change of control. and if Mr. Kingsley voluntarily ceases to provide services after the first anniversary of the Closing, an additional of each such Award Holder’s Profits Interests will service-vest in respect of each full quarter the Award Holder provided services since the most recent service-vesting date.

PROXY STATEMENT	47

Certain Relationships and Related-Party Transactions
Twenty-five (25%) and seventy-five (75%) of Profits Interests granted to each of Messrs. Logan and Schopfer become vested with respect to the performance vesting condition on the first trading day after the Closing for which the volume weighted average price of GSAH Class A common stock is $14.00 or $16.00, respectively, for at least 20 of 30 consecutive trading days, if such date occurs on or before the fifth anniversary of the Closing, and seventy-five (75%) and twenty-five (25%) of Profits Interests granted to Mr. Kingsley performance-vest on the first trading day after the Closing for which the volume weighted average price of GSAH Class A common stock is $12.00 or $14.00, respectively, for at least 20 of 30 consecutive trading days, if such date occurs on or before the fifth anniversary of the Closing. In addition, if a change in control of GSAH, Mirion or any of their respective subsidiaries occurs at any time on or prior to the fifth anniversary of the Closing and the per share value received is at least equal to the specified price then the performance vesting conditions of the applicable Profits Interests will be deemed satisfied.
The Profits Interests granted to an Award Holder are forfeited entirely if (i) the Award Holder’s services terminate for cause, (ii) Messrs. Logan or Schopfer voluntarily ceases to provide services without “good reason” prior to the second anniversary of the Closing or Mr. Kingsley voluntarily ceases to provide services prior to the first anniversary of the Closing, (iii) an Award Holder voluntarily ceases to provide services where grounds for a termination for cause exist, (iv) the Business Combination does not close prior to November 30, 2021 (or such later date as mutually agreed by Mirion and GSAH) or (v) an Award Holder materially breaches a restrictive covenant agreement. In addition, 320,000, 70,000 and 420,000 of the Profits Interests issued to each of Messrs. Logan, Schopfer and Kingsley, respectively, are forfeited from the total number of Profits Interests granted to each Award Holder that fully vest (if any) if Mirion fails to implement the compliance work plan and remedy any such failures.
Executive Loans
Mirion extended loans pursuant to individualized loan agreements, each dated as of June 2, 2020, with each of (i) Thomas Logan, with a principal amount of $528,005.98, (ii) Michael Freed, with a principal amount of $529,021.51 and (iii) Brian Schopfer, with an aggregate principal amount of $474,003.98 (collectively, the “Executive Loans”), each of which were intended to enable the applicable executive to acquire Class A ordinary shares of Mirion (the terms and circumstances of Mr. Schopfer’s Executive Loan are described further below). Each of the Executive Loans carries interest at a rate of 0.58% per annum. The Executive Loans became repayable, together with any accrued but unpaid interest thereon, on the Closing Date. The Executive Loan agreements contemplate repayment by the executives by applying (i) 50% of any after-tax amount of the applicable executive’s annual cash bonus in respect of any given year and (ii) any cash proceeds received by the executive directly attributable to his transfer of any Class A ordinary shares of Mirion, which such amounts each executive has expressly agreed may be deducted by Mirion to discharge the applicable Executive Loan.
Mr. Schopfer’s Executive Loan agreement provides for two separate tranches of loans. The first tranche amends and restates the terms applicable to a loan that Mirion originally extended to Mr. Schopfer on May 16, 2019, which, as of June 2, 2020, had $173,047.84, comprising principal and accrued but unpaid interest, outstanding thereunder. The second tranche of Mr. Schopfer’s Executive Loan consists of a principal amount of $168,313.50, applied as consideration for Mr. Schopfer’s acquisition of 110,000 shares of Mirion Class A common stock Mirion Topco and $55,681.96 principal amount of loan notes, plus interest.
Mirion also extended a loan to Mr. Schopfer on September 24, 2019 to enable Mr. Schopfer to repay a sign-on bonus granted to him by a previous employer that became repayable when Mr. Schopfer resigned his employment with such former employer to commence employment with Mirion (the “Schopfer Sign-On Bonus Loan”), the terms of which were amended and restated pursuant to an amended loan agreement with Mirion executed on June 2, 2020. On June 2, 2020, $132,642.64 of the Schopfer Sign-On Bonus Loan, comprising principal and accrued but unpaid interest, was outstanding. The terms of the Schopfer Sign-On Bonus Loan are substantially similar to those of Mr. Schopfer’s Executive Loan, including that the Schopfer Sign-On Bonus Loan carries interest at a rate of 0.58% per annum and became repayable on the Closing Date.
Each of the Executive Loans was repaid on October 20, 2021. Rights to receive an aggregate of 9,836 and 27,708 shares of Common Stock were surrendered to satisfy the Executive Loans of (i) Michael Freed having an aggregate principal amount of $98,368 and (ii) Brian Schopfer having an aggregate principal amount of $277,083, respectively.
Exit Bonuses
Please see “Analysis of Fiscal 2021 Compensation” for information regarding cash bonuses that may have become payable to Mirion’s executive officers upon the Closing.
Management Fees

PROXY STATEMENT	48

Certain Relationships and Related-Party Transactions
We were subject to agreements with certain of the Charterhouse Parties which obligated us to pay quarterly management fees of $0.1 million per year since 2015. In return, the Charterhouse Parties provided various investment banking services relating to financing arrangements, mergers and acquisitions and other services. During the Predecessor Stub Period and the fiscal years ended June 30, 2021, and June 30, 2020 and June 30, 2019, we paid the Charterhouse Parties an aggregate of $0.1 million, $0.1 million, $0.3 million and $0.2 million, respectively, for professional fees and expense reimbursements. Upon the completion of the Business Combination, these agreements with the Charterhouse Parties terminated and, as of December 31, 2021 we do not owe any additional payments for professional fees or have any expense reimbursements payable to the Charterhouse Parties.

Related Party Policy
Our Board of Directors adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is, or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

•any director (which term includes any director nominee of the Company) or executive officer of the Company;
•any immediate family member of any of the foregoing persons, which means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person sharing the household (other than a tenant or employee);
•any nominee for director and the immediate family members of such nominee; and
•a 5% beneficial owner of the Company’s voting securities or any immediate family member of such owner.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.
Independent Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Our Board has determined that Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, John W. Kuo and Jody A. Markopoulos, representing five (5) of our nine (9) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Our independent directors hold regularly scheduled meetings at which only independent directors are present.

PROXY STATEMENT	49

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Deloitte as our independent registered public accounting firm since the consummation of the Business Combination in 2021. Deloitte has served as our auditors prior to the Business Combination since 2015.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Mirion and our stockholders.

As previously disclosed in the Form 8-K filed with the SEC on October 25, 2021, PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm prior to the Business Combination, was dismissed by vote of the board of directors on October 20, 2021. On the same date, the audit committee of the board of directors approved the engagement of Deloitte as the Company’s independent registered public accounting firm effective upon the dismissal of PwC.

The audit report of PwC on GSAH, the Company’s legal predecessor, balance sheet as of December 31, 2020 and 2019, and the related statements of operations, of changes in stockholders’ equity and of cash flows for each of the two years in the period ended December 31, 2020 and for the period from May 31, 2018 (date of inception) to December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from May 31, 2018 (date of inception) to December 31, 2020 and the subsequent interim periods through October 20, 2021, there were no disagreements between GSAH and PwC on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on GSAH’s financial statements for such period.

During the period from May 31, 2018 (date of inception) to December 31, 2020 and the subsequent interim periods through October 20, 2021, there were no reportable events, as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K (“Regulation S-K”), except for (a) GSAH restated its 2020 financial statements to correct errors as discussed in Note 2 to the financial statements and (b) GSAH concluded that a material weakness exists around the interpretation and accounting for certain complex features of the Class A common stock and Warrants issued by GSAH.

During the years ended December 31, 2020 and 2019 and subsequent interim period through October 20, 2021, we did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

The following is a summary of fees paid or to be paid to Deloitte, for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Deloitte in connection with regulatory filings. The aggregate fees

PROXY STATEMENT	50

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
billed by Deloitte for professional services rendered for the audit of our annual financial statements, and other required filings with the SEC for the year ended December 31, 2021 and 2020 totaled $6,486,950 and $2,175,950, respectively. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The aggregate fees billed by Deloitte for audit-related professional fees for the year ended December 31, 2021 were $375,000. We did not pay Deloitte audit related fees for the year ended December 31, 2020.

Tax Fees. Deloitte fees for tax planning and tax advisory services for the year ended December 31, 2021 were $2,551,468. We did not pay Deloitte for tax related services in the year ended December 31, 2020.

All Other Fees. We did not pay Deloitte for other services for the years ended December 31, 2021 or 2020.

Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Pre-Approval Policy
Our Audit Committee was formed upon the consummation of our Business Combination. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our Board of Directors. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROXY STATEMENT	51

Audit Committee Report
AUDIT COMMITTEE REPORT
With respect to Mirion's financial reporting process, the management of Mirion is responsible for establishing and maintaining internal controls and preparing Mirion's consolidated financial statements. Mirion's independent registered public accounting firm, Deloitte & Touche, LLP (“Deloitte”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Mirion's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of Deloitte included in its audit of Mirion's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with Mirion's management and with Deloitte, including the results of the independent registered public accounting firm's audit of Mirion's financial statements. We have also discussed with Deloitte all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with Audit Committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of Mirion's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and have discussed with Deloitte its independence from Mirion, as well as any relationships that may impact Deloitte's objectivity and independence.
Based on our review of the matters noted above and our discussions with Mirion's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Mirion's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Steven W. Etzel (Chair) Kenneth C. Bockhorst Jody A. Markopoulos

PROXY STATEMENT	52

Proposal No. 3 - Advisory Vote to Approve Compensation of Named Executive Officers
PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this proxy statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation” above. This vote represents our first non-binding, stockholder advisory vote on executive compensation (or say-on-pay vote) because, as of December 31, 2021, we are no longer an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.
The Board believes that our executive compensation programs align the interests of stockholders and executive officers by emphasizing variable, at-risk compensation through a combination of long-term equity incentives and annual cash incentives. We encourage you to read the disclosure under “Compensation Discussion and Analysis” to learn more about our executive compensation programs and policies.
While the results of the say-on-pay vote are non-binding and advisory in nature, our Board of Directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
Our Board of Directors currently intends to conduct advisory votes on executive compensation every year, subject to any input from our stockholders as a result of the advisory vote on the frequency of future say-on-pay votes in proposal 4. As a result, our next advisory say-on-pay vote will take place at our annual meeting of stockholders in 2023.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2021, as discussed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the summary compensation table and the related compensation tables and narrative in this proxy statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board recommends a vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

PROXY STATEMENT	53

Proposal No. 4 - Advisory Vote to Approve the Frequency of Future Advisory Votes on Compensation of NEOs
PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are submitting for stockholder consideration a separate resolution to determine, in a non-binding advisory vote, whether say-on-pay votes should occur every one, two or three years. This vote represents our first non-binding, stockholder advisory vote on the frequency of say-on-pay votes (a say-on-frequency vote) because, as of December 31, 2021, we are no longer an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.
After careful consideration, our Board of Directors believes that a frequency of every year for the advisory vote on executive compensation is the optimal interval for conducting and responding to a say-on-pay vote.
While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote when considering the frequency of future advisory votes on executive compensation.

The Board recommends a vote "FOR" the approval, on an advisory basis, of holding future advisory say-on-pay vote on a frequency of every year.

PROXY STATEMENT	54

Additional Information
ADDITIONAL INFORMATION
LIST OF STOCKHOLDERS OF RECORD
In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 1218 Menlo Drive, Atlanta, GA 30318 or at www.proxyvote.com.

PROXY STATEMENT	55

Other Business
OTHER BUSINESS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

PROXY STATEMENT	56

Appendix A
APPENDIX A
Non-GAAP Financial Measures Reconciliation
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Revenues is defined as GAAP revenues adjusted to remove the impact of purchase accounting on the recognition of deferred revenue.

Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger and acquisition expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.

PROXY STATEMENT	57

	Consolidated - Reconciliation of Segment Adjusted Revenue & Adjusted EBITDA
	a	b	c	d = b - c	e = a + d
	Successor	Predecessor			Combined (non-GAAP)	Predecessor							Combined (non-GAAP)	Predecessor
$ in millions	Oct 20, 2021 through Dec 31, 2021	Jul 1, 2021 through Oct 19, 2021	Jul 1, 2021 through Sep 30, 2021	20 Days for Q4 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	CY 2021	CY 2020
Revenue	$154.1	$168.0	$144.3	$23.7	$177.8	$144.3	$180.0	$166.2	$150.8	$114.6	$141.2	$109.8	$668.3	$516.4
Revenue reduction from purchase accounting	2.3	4.5	3.7	0.8	3.1	3.7	3.7	4.3	—	—	0.2	—	14.8	0.2
Adjusted Revenue	$156.4	$172.5	$148.0	$24.5	$180.9	$148.0	$183.7	$170.5	$150.8	$114.6	$141.4	$109.8	$683.1	$516.6

Net Income (Loss)	$(23.0)	$(105.7)	$(46.7)	$(59.0)	n.m.[1]	$(46.7)	$(27.4)	$(71.4)	$(19.2)	$(40.4)	$(24.5)	$(36.4)	n.m.	$(120.5)
Interest expense, net	6.2	52.8	43.8	9.0	n.m.	43.8	43.7	43.0	38.5	38.0	38.7	39.2	n.m.	154.4
Income tax (benefit) provision	(6.8)	(5.6)	(4.7)	(0.9)	n.m.	(4.7)	(12.1)	23.6	(16.4)	(1.0)	(0.7)	2.4	n.m.	(15.7)
Amortization	32.0	19.7	16.1	3.6	n.m.	16.1	18.5	18.6	13.5	12.2	12.4	12.7	n.m.	50.8
Depreciation	5.3	6.2	5.1	1.1	n.m.	5.1	6.9	5.0	4.6	4.3	4.5	4.2	n.m.	17.6
Change in fair value of warrant liabilities	(1.2)	—		—	n.m.	—	—	—	—	—	—	—	n.m.	—
Debt extinguishment	—	15.9	—	15.9	n.m.	—	—	—	—	—	—	—	n.m.	—
Foreign currency (gain) loss, net	1.6	(0.6)	(1.4)	0.8	n.m.	(1.4)	1.1	(4.0)	8.2	8.1	3.4	(2.0)	n.m.	17.7
Revenue reduction from purchase accounting	2.3	4.5	3.7	0.8	n.m.	3.7	3.7	4.3	—	—	0.2	—	n.m.	0.2
Stock compensation	5.3	9.3	—	9.3	n.m.	—	—	(0.1)	0.1	—	—	0.1	n.m.	0.2
Cost of revenue impact from purchase accounting	15.8	—	—	—	n.m.	—	—	4.7	0.5	—	0.5	0.5	n.m.	1.5
Non-operating expenses	7.0	34.7	15.0	19.7	n.m.	15.0	15.6	16.1	8.5	2.9	6.4	4.3	n.m.	22.1
Adjusted EBITDA	$44.5	$31.2	$30.9	$0.3	$44.8	$30.9	$50.0	$39.8	$38.3	$24.1	$40.9	$25.0	$165.4	$128.3
_______________________________
1 Note that n.m. stands for not meaningful.

PROXY STATEMENT	58

*MIRION TECHNOLOGIES, INC.*
*ATTN: JERRY ESTES*
*1218 MENLO DRIVE*
*ATLANTA, GA 30318*

**SCAN TO**
**VIEW MATERIALS & VOTE**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78262-P73149 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**MIRION TECHNOLOGIES, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. Lawrence D. Kingsley | ☐ | ☐ | ☐ |
| 1b. Thomas D. Logan | ☐ | ☐ | ☐ |
| 1c. Kenneth C. Bockhorst | ☐ | ☐ | ☐ |
| 1d. Robert A. Cascella | ☐ | ☐ | ☐ |
| 1e. Steven W. Etzel | ☐ | ☐ | ☐ |
| 1f. John W. Kuo | ☐ | ☐ | ☐ |
| 1g. Jody A. Markopoulos | ☐ | ☐ | ☐ |
| 1h. Jyothsna (Jo) Natauri | ☐ | ☐ | ☐ |
| 1i. Christopher Warren | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote 1 YEAR on the following proposal:** | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and | ☐ | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

D78263-P73149

**MIRION TECHNOLOGIES, INC.**
**Annual Meeting of Stockholders**
**June 15, 2022, 10:00 AM Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) hereby appoint(s) Lawrence D. Kingsley and Emmanuelle Lee, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRION TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 15, 2022, at 10:00 AM Eastern Time, virtually at www.virtualshareholdermeeting.com/MIR2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**